EXHIBIT 10.1

TERM LOAN AND SECURITY AGREEMENT

Dated as of June 5, 2014

Between

GMR OMAHA, LLC,

as borrower

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as lender

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

ARTICLE II. GENERAL LOAN TERMS

17

ARTICLE III. RESERVES AND CASH MANAGEMENT

21

ARTICLE IV. COLLATERAL

24

ARTICLE V. CONDITIONS TO CLOSING

25

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

26

ARTICLE VII. AFFIRMATIVE COVENANTS

32

ARTICLE VIII. NEGATIVE COVENANTS

42

ARTICLE IX. FINANCIAL COVENANTS

45

ARTICLE X. NOTICES AND REPORTING

46

ARTICLE XI. DEFAULTS AND REMEDIES

49

ARTICLE XII. SALE OF LOAN; SECONDARY MARKET TRANSACTIONS

53

ARTICLE XIII. EFFECTIVE DATE AND TERMINATION

53

ARTICLE XIV. MISCELLANEOUS

54

TERM LOAN AND SECURITY AGREEMENT

TERM LOAN AND SECURITY AGREEMENT is dated as of June 5, 2014 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) by and among GMR OMAHA, LLC, a Delaware limited liability company (“Borrower”) and CAPITAL ONE, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”).

ARTICLE I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1

Specific Definitions.  The following terms have the meanings set forth below:

Accommodation Pledgor:  Any Person which pledges its Equity Interests in Borrower to secure the Obligations.

Account:  any and all of the “accounts” (as that term is defined in the UCC) of Borrower whether now existing or hereafter arising.

Account Debtor:  any Person obligated on any Account owing to Borrower.

ACH:  the Automated Clearing House or any successor reasonably acceptable to Lender.

Adjusted Consolidated EBITDA:  for any period, Consolidated EBITDA, minus, to the extent not already deducted in the determination of Consolidated Income, (a) the greater of (i) actual management fees paid or accrued and (ii) two percent (2%) of revenues from the Property and (b) the greater of (i) Capital Expenditures actually made and (ii) One Thousand Two Hundred and No/100 Dollars ($1,200.00) per month ..

Advisor:  Inter-American Management LLC.

Affiliate:  as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Agreement:  the meaning set forth in the preamble to this Agreement.

Amortization Payment:  the meaning set forth in Section 2.3(b).

Applicable Law:  all Laws applicable to any Credit Party or other Person, or any conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Amortization Taxes:  the meaning set forth in Section 2.2(g).

Asset Disposition:  a sale, lease, license, consignment, transfer or other disposition of any property or assets of Borrower, including a disposition in connection with a sale-leaseback transaction or synthetic lease.

Authorized Officer:  an officer of each Credit Party authorized to bind each respective Credit Party.  Any document delivered hereunder that is signed by an Authorized Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

Award:  the meaning set forth in Section 7.5(d)(ii).

Bankruptcy Code:  Title 11 of the United States Code entitled “Bankruptcy”, as now or hereinafter in effect, or any successor statute.

Blocked Person:  any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

Borrower:  the meaning set forth in the preamble to this Agreement.

Broker:  the meaning set forth in Section 14.2.

Business Day:  any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close by law or executive order.

Capital Expenditures:  for any period, the aggregate of all expenditures (including that portion of Capitalized Lease Obligations attributable to that period) made in respect of the purchase, construction or other acquisition of fixed or capital assets, determined in accordance with GAAP.

Capital Lease:  any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on Consolidated Financial Statements.

Capital Replacement Reserve:  the meaning set forth in Section 3.5.

Capitalized Lease Obligations:  any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, consistently applied.

Cash Equivalents:  (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating) by a Rating Agency; (c) certificates of time deposit and bankers” acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities, in each case of a commercial bank if (i) such bank has a combined capital and surplus of at least Five Hundred Million and No/100 Dollars ($500,000,000.00); or (ii) such bank’s debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

Cash Management Agreements:  any and all cash management, overdraft, treasury, foreign exchange, lockbox, sweep-to-line, controlled disbursement, credit or debit card, EFT, ACH and other agreements entered into from time to time between Borrower or Property Manager and Lender or any Lender Affiliate.

Casualty:  the meaning set forth in Section 7.5(c)(i).

Casualty/Condemnation Account:  the Subaccount in which Borrower shall deposit all Proceeds or Awards due to any Casualty or Condemnation for Lender.

Casualty Loss:  the meaning set forth in Section 10.2(k).

Change in Law:  the occurrence, after the Closing Date, of any of the following:  (a) the adoption of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority; or (c) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary; (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof; and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

Change of Control:

(a) with respect to Borrower, the result caused by the occurrence of any event or series of events which results in either of the following: (i) any change in management or control of Borrower; or (ii) the pledge, hypothecation, encumbrance or transfer of any interest in Borrower (directly or indirectly, beneficially, legally or otherwise), unless approved in writing by Lender in its sole and absolute discretion; or

(b) with respect to Sponsor, the result caused by the occurrence of any event or series of events which results any of the following: (i) a change in the identity of the Advisor or the Advisor ceasing to be the sole manager and adviser of the Sponsor; (ii) the Advisor no longer being directly or indirectly majority owned and controlled by the owners of the Advisor as of the date of this Agreement; (iii) [intentionally omitted]; (iv) Sponsor being acquired by another entity, or consolidating with, acquiring or merging into or with any Person pursuant to which Sponsor is not the surviving entity; or (vi) a change in the identity of the executive management of Sponsor or Advisor, respectively, and not replaced by competent and experienced individuals in such positions, as applicable, reasonably satisfactory to Lender within three (3) months of such change; it being understood that no advance consent is required in connection with the hiring of such individual.

Citation:  any operational or physical plant deficiency with respect to the Healthcare Facility of which Borrower is notified in writing by any Governmental Authority or Government Reimbursement Program having regulatory or other oversight of the Healthcare Facility or the operations of Borrower or Operator at the Healthcare Facility, and with respect to which the potential penalty for such deficiency is a loss of licensure, decertification of the Healthcare Facility from participation in any Government Reimbursement Program, the appointment of a temporary manager for the Healthcare Facility, the denial of payment for new admissions to the Healthcare Facility, the initiation of state monitoring of the Healthcare Facility, or the closure of the Healthcare Facility.

Closing:  the meaning set forth in Section 5.1.

Closing Date Acquisition:  the meaning set forth in Section 5.1.

Closing Date Acquisition:  the acquisition of the Real Property from the Closing Date Seller pursuant to the term and conditions of the Purchase Agreement.

Closing Date Seller:  LTAC Landlord, LLC, a Nebraska limited liability company.

CMS:  the Centers for Medicare & Medicaid Services or any Governmental Authority succeeding to any of its principal functions.

Code:  the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral:  the meaning set forth in Section 4.1.

Collateral Access Agreement:  an agreement, satisfactory in form and substance to Lender in its reasonable credit judgment, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Lender to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Lender, and agrees to deliver the Collateral to Lender upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Lender’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Lender upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Lender the right, vis-à-vis such Licensor, to enforce Lender’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Collateral Assignment of Acquisition Documents:  that certain Collateral Assignment of Acquisition Documents, dated as of the Closing Date, executed by Borrower and the Closing Date Seller in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time

Collateral Documents:  all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to Lender in Collateral securing all or part of the Obligations each in form and substance satisfactory to Lender, including, without limitation, the Mortgage, the Pledge Agreement, the Collateral Assignment of Acquisition Documents and the Assignment of Leases and Rental Income.

Collection Account:  the meaning set forth in Section 3.2(a).

Collections:  with respect to any Account or Rents, all cash collections on such Account or Rents.

Compliance Certificate:  a certificate executed by Borrower with respect to its compliance with the terms, conditions and covenants set forth in this Agreement as of the date of such certificate, which certificate shall be substantially in the form of Exhibit A.

CON:  any certificate of need or similar license which determines that there is a need for a healthcare facility at a particular location or within a certain geographic region.

Condemnation:  the meaning set forth in Section 7.5(d)(i).

Consolidated EBITDA:  for any period:

(i)

Consolidated Net Income,

(ii)

plus, to the extent deducted in determining Consolidated Net Income:  (a) Consolidated Interest Expense; (b) expense for income taxes paid or accrued for; (c) depreciation; (d) amortization and other non-cash charges; (e) extraordinary losses (as determined in accordance with GAAP); and (f) non-recurring charges, acceptable, with respect to Credit Parties, to Lender in its sole discretion;

(iii)

 minus, to the extent not already deducted in the determination of Consolidated Income, extraordinary gains (as determined in accordance with GAAP).

Consolidated Financial Statements:  with respect to a Person, on a consolidated basis:  (a) a balance sheet, eliminating all intercompany transactions and prepared in accordance with GAAP; (b) an income statement prepared in accordance with GAAP; and (c) a cash flow statement prepared in accordance with GAAP.

Consolidated Interest Expense:  for any period (a) total interest expense (including without limitation attributable to Capital Leases in accordance with GAAP); (b) fees with respect to all outstanding Indebtedness including capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing, all calculated for the applicable Person, on a consolidated basis in accordance with GAAP.

Consolidated Net Income:  for any period, the net income (or loss) of the applicable Person and its Subsidiaries, as applicable, calculated on a consolidated basis for such period in accordance with GAAP.

Consolidated Total Debt Service:  for any period, the sum of:  (a) all payments of principal made or required to be made in respect of Consolidated Total Indebtedness; (b) Consolidated Interest Expense; and (c) all fees payable with respect to Consolidated Total Indebtedness, all calculated for such Person and its Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP.

Consolidated Total Indebtedness:  as of any date, the aggregate principal amount of all Indebtedness (including, without limitation, Capitalized Lease Obligations, but excluding the funds in the Capital Replacement Reserve) of the applicable Person, on a consolidated basis in accordance with GAAP.

Consumer Price Index:  the meaning set forth in Section 7.5(a)(xi).

Contingent Obligation:  as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation; (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation; (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Contractual Obligation:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Control:  with respect to any Person, either (a) ownership directly or indirectly of more than 50% of all Equity Interests in such Person; or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Credit Parties:  Borrower and Sponsor, collectively.

Credit Party:  any of such Credit Parties, individually.

Debtor Relief Laws:  the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default:  the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate:  a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law; or (b) the per annum effective rate of interest otherwise applicable at such time to the Loan plus an additional three percent (3%).

Derivative Obligations:  every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

Distributions:  any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

Documents:  any and all of the “documents” (as that term is defined in the UCC), whether now existing or hereafter arising.

Dollars and $:  lawful money of the United States.

Early Termination Fee:  an amount equal to the product obtained by multiplying (a) $15,060,000 times (b) two percent (2.0%) if the Loan is prepaid (in whole or in part) or is accelerated subsequent to the second anniversary of the Closing Date.

EFT:  electronic funds transfer.

Environmental Indemnity Agreement:  that certain Environmental Indemnity Agreement executed by Borrower and Sponsor on or about the Closing Date in favor of Lender, in form and substance satisfactory to Lender.

Environmental Laws:  any and all Laws pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any Governmental Authority, and any Law which pertains to or imposes liability or standards of conduct concerning medical waste or disposal of medical products, equipment or supplies), safety or cleanup that apply to any Credit Party or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said Laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

Environmental Notice:  a notice (whether written or oral) from any Governmental Authority or other Person of any possible material noncompliance with, investigation of a possible material violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any material Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release:  a release as defined in or under any Environmental Law.

Equipment:  all of Borrower’s present and hereafter acquired equipment (as defined in the UCC) including all machinery, equipment, rolling stock, furnishings and fixtures, leasehold improvements, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all Proceeds of any of the foregoing.

Equity Interests:  with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in, including membership interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in, including membership interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in, including membership interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

ERISA:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate:  all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower and Sponsor, are treated as a single employer under any or all of Section 414(b), (c), (m); or (o) of the Code.

Event of Default:  the meaning set forth in Section 11.1.

Exchange Act:  the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

Expenses:  any and all reasonable costs, fees and expenses of Lender in connection with (a) the analysis, negotiation, preparation, execution, administration, delivery and termination of this Agreement, the other Loan Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective; (b) the enforcement of Lender’s rights hereunder, or the collection of any payments owing from, the Credit Parties under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents; and (c) any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a “work-out” or of any Insolvency Proceedings, or otherwise, and including, without limitation, with respect to clauses (a), (b); and (c) above, any lien, litigation and other search costs, the reasonable fees, expenses and disbursements of legal counsel for Lender, including the reasonable charges of internal legal counsel, any fees or expenses incurred by Lender under Section 7.8 for which Borrower or Sponsor are obligated thereunder, and reasonable charges of any expert, appraiser, auditor or other consultant to Lender.

First Payment Date:  the meaning set forth in the Section 2.3(a).

First Priority:  with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject other than Permitted Liens.

Fiscal Month:  the fiscal month of the applicable Person ending on the last day of the calendar month in each Fiscal Year.

Fiscal Quarter:  the three-month fiscal period of the applicable Person ending on March 31, June 30, September 30 and December 31 in each Fiscal Year.

Fiscal Year:  the fiscal year of the applicable Person ending on December 31 in each calendar year.

Fitch:  the meaning set forth in the definition of Rating Agency.

Fixed Charge Coverage Ratio:  for any period, the ratio of (a) Adjusted Consolidated EBITDA for such period minus (i) unfinanced Capital Expenditures to the extent not already deducted in determining Adjusted Consolidated EBITDA; (ii) Distributions; and (iii) expense for income taxes paid or accrued; to (b) Consolidated Total Debt Service.

GAAP:  generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Government Lists:  (a) the Specially Designated Nationals and Blocked Persons lists maintained by OFAC; (b) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”; or (c) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

Government Reimbursement Program:  (a) Medicare; (b) Medicaid; (c) TRICARE; (d) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq. or the Civilian Health and Medical Program of the Uniformed Services under 10 U.S.C. §§ 1079 and 1086; or (e) any agent, administrator, intermediary or carrier for any of the foregoing.

Governmental Authority:  any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Governmental Authorization:  any permit, license, registration, authorization, certificate, accreditation, plan, directive, consent order or consent decree of or from, or notice to, any Governmental Authority.

Ground Landlord: Alegent Health, Bergan Mercy Health System, a Nebraska nonprofit corporation, together with its successors and assigns.

Ground Lease:  a Ground Lease between Ground Landlord, and Closing Date Seller, dated April 20, 2007, as assigned to Borrower pursuant to Assignment of Ground Lease on the Closing Date.

Hazardous Materials:  any and all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Healthcare Authorizations:  any and all Governmental Authorizations and permits, licenses, authorizations, certificates, certificates of need, accreditations and plans of third-party accreditation agencies (such as the JCAHO) and Non-Government Payors (a) necessary to enable any Credit Party to engage in the Healthcare Services, participate in and receive payment under Government Reimbursement Programs and plans of Non-Government Payors or otherwise continue to conduct its business as it is conducted on the Closing Date; (b) required under any Law relating to any Government Reimbursement Program or Law applicable to HMOs, PPOs, healthcare-related insurance companies, or Persons engaged in the Healthcare Services; or (c) issued or required under Healthcare Laws applicable to the ownership of the Healthcare Facility.

Healthcare Facility:  the facility (a) from which Borrower or Operator provides or furnishes goods or services, including, without limitation, any skilled nursing facility, assisted living facility, independent living facility, rehabilitation or similar facility; and (b) owned by Borrower from which Operator or other Person furnishes goods or services.

Healthcare Laws:  any and all Laws relating to the possession, control, warehousing, marketing, sale and distribution of pharmaceuticals, the operation of medical or senior housing facilities (such as, but not limited to, nursing homes, skilled nursing facilities, rehabilitation hospitals, intermediate care facilities and adult care facilities), patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation (a) all federal and state fraud and abuse Laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(6)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7) and the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a); (b) HIPAA/HITECH; (c) Medicare; (d) Medicaid; (e) quality of medical care and accreditation standards and requirements of all applicable state Laws or regulatory bodies; (f) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Authorizations are issued; and (g) any and all other applicable healthcare laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (g) as may be amended from time to time.

Healthcare Services:  providing or arranging to provide or administering, managing or monitoring healthcare services, long-term care or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.  Notwithstanding the foregoing, unless Lender shall otherwise agree in writing, Healthcare Services shall not include (a) cosmetic surgery services; (b) services rendered in respect of workers’ compensation claims; or (c) any services delivered for injury sustained in a motor vehicle accident.

HIPAA/HITECH:  individually or collectively, the Health Insurance Portability and Accountability Act of 1996, commonly referred to as “HIPAA”, and the Health Information Technology for Economic and Clinical Health Act, commonly referred to as “HITECH”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

Improvements:  means all buildings, structures and fixtures of every kind and nature situated upon the Real Property, including without limitation, the Healthcare Facility.

Indebtedness:  as to any person, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all Capitalized Lease Obligations of such Person; (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person; (f) all Derivative Obligations of such Person; (g) all Contingent Obligations; (h) all liabilities of any partnership or joint venture of which such Person is a general partner or joint venturer; and (i) all obligations of such Person to make any payment in connection with any warrants or any other Equity Interests including, without limitation, any put, redemption and mandatory dividends, of such Person or any Affiliate thereof.

Indemnified Liabilities:  the meaning set forth in Section 7.19.

Indemnified Party:  the meaning set forth in Section 7.19.

Insolvency Proceeding:  with respect to any Person, (a) a case, action or proceeding with respect to such Person:  (i) before any court or any other Governmental Authority under any Debtor Relief Law; or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person; or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Insurance Premiums:  all insurance premiums and other similar charges in connection with the insurance required to be carried by Borrower pursuant to this Agreement or the other Loan Documents.

Insured Casualty:  the meaning set forth in Section 7.5(c)(ii).

Insured Condemnation:  the meaning set forth in Section 7.5(d)(ii).

Intangible Assets:  all intangible assets (determined in accordance with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

Intellectual Property:  all intellectual and similar property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

Interest Rate:  the meaning set forth in Section 2.2(a).

Inventory:  any and all of the “inventory” (as that term is defined in the UCC) of Borrower, whether now existing or hereafter arising.

Investment:  as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of the properties and assets or Equity Interests or other securities of another Person; (b) a loan, advance or capital contribution to, assumption of debt of, or purchase or other acquisition of any other debt or Equity Interests in, another Person, including any partnership, membership or joint venture interest in such other Person and any arrangement pursuant to which the investor provides a Contingent Obligation for such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

IRS:  the United States Internal Revenue Service, or any Governmental Authority succeeding to any of its principal functions.

Late Payment Charge:  the meaning set forth in Section 2.10(b).

Laws:  collectively, all international, foreign, federal, state and local statutes, laws (including common law), treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, authorities, rulings, decrees, judgments, writs, injunctions, orders, awards or opinions, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

Leases:  the Operating Lease and all other leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Legal Requirements:  statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Sponsor, Operator, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

Lender:  the meaning set forth in the preamble to this Agreement and, as the context requires.

Lender Affiliate:  with respect to Lender, any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with Lender.

Lender’s Consultant:  the meaning set forth in Section 7.9(a).

License:  any license or agreement under which Borrower is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property, the operation of the Healthcare Facility or any other conduct of its business.

Licensor:  any Person from whom Borrower obtains the right to use any Intellectual Property.

Lien:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

Limited Guaranty:  that certain Limited Guaranty, dated as of the Closing Date, executed by Sponsor in favor of Lender, in form and substance satisfactory to Lender.

Loan:  the meaning set forth in Section 2.1.

Loan Documents:  this Agreement, all Collateral Documents, the Notes, the Limited Guaranty, the Environmental Indemnity Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time.

Material Adverse Effect:  (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or liabilities (actual or contingent), condition (financial or otherwise) of Borrower, Sponsor or any Operator Party, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Lender’s Liens on any material Collateral; (b) a material impairment of the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

Material Contract:  the Property Management Agreement, Operating Lease, the Ground Lease and any other contract or other arrangement, whether written or oral, to which such relevant Person is a party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Indebtedness in an aggregate amount of Fifty Thousand and No/100 Dollars ($50,000.00) or more.

Medicaid:  collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

Medicare:  collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

Minor Casualty:  the meaning set forth in Section 7.5(c)(ii).

Minor Condemnation:  the meaning set forth in Section 7.5(d)(ii).

Moody’s:  the meaning set forth in the definition of Rating Agency.

Mortgage:  the Leasehold Deed of Trust, Security Agreement and Assignment of Rents executed by Borrower on or about the Closing Date in favor of Lender, by which Borrower has granted to Lender, as security for the Obligations, a Lien upon the Real Property of Borrower, together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

Net Proceeds:  with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or Sponsor in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Indebtedness secured by a Permitted Lien senior to Lender’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Non-Government Account Debtor:  an Account Debtor that is not a Government Reimbursement Program.

Non-Government Payors:  any Third-Party Payors other than the Government Reimbursement Programs.

Notice:  the meaning set forth in Section 10.1.

Obligations:  any and all existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrower (and, with respect to the Loan and the Loan Documents, Sponsor) to Lender or any other subsidiary of Lender or Lender Affiliate, whether under this Agreement, or any other Loan Documents, or any other existing or future instrument, document or agreement, between Borrower (and, to the extent related to the Loan or the Loan Documents, Sponsor) or Lender or any other subsidiary of Lender or Lender Affiliate, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower or Sponsor, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the Loan and any extensions, modifications, substitutions, increases and renewals thereof; the payment of all amounts advanced by Lender or any other subsidiary of Lender or Lender Affiliate to preserve, protect and enforce rights hereunder and in the Collateral; and all Expenses incurred by Lender or any Lender Affiliate.  Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Lender or any Lender Affiliate in connection with any Cash Management Agreements as well as any other loan, advances or extension of credit, under any existing or future loan agreement, promissory note, or other instrument, document or agreement between Borrower and Lender or any Lender Affiliate.

OFAC:  the meaning set forth in the definition of Government Lists.

Offer:  the meaning set forth in Section 7.26.

Offer Acceptance Notice:  the meaning set forth in Section 7.26.

Offered Financing Transaction:  the meaning set forth in Section 7.26.

Open Prepayment Period:  so long as no Event of Default exists, the period commencing on May 5, 2017 and ending on the Maturity Date.

Operating Account:  the meaning set forth in Section 3.2(b).

Operating Lease:  any lease (or sublease) of the Healthcare Facility by Borrower to Operator, any ancillary documents pertaining thereto (including any operations transfer agreement or similar agreement governing transfer of the operations for the Healthcare Facility to Operator) and all amendments thereto and extensions thereof, all in a form approved by Lender in writing.

Operator:  Select Specialty Hospital – Omaha, Inc., a Delaware corporation in its capacity as the operator of the Healthcare Facility.

Operator Party:  each of Operator and Operator Parent.

Operator Parent:  Select Medical Corporation.

Operator Party:  each of Operator and Operator Parent.

Operator EBITDA:  for any period, with respect to the Operator, minimum Consolidated EBITDA for such period.

Option Period:  the meaning set forth in Section 7.26.

Organization Documents:  (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

Outstanding Amount:  with respect to the Loan on any date, the sum of the aggregate outstanding principal amount of the Loan as of such date, after giving effect, without duplication, to any borrowings and prepayments or repayments of the Loan occurring on such date.

Patriot Act:  the meaning set forth in Section 7.22(a).

Patriot Act Offense:  any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering; (c) the Bank Secrecy Act, as amended; (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

Payment Date:  the meaning set forth in Section 2.3(a).

PBGC:  the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions.

PDF:  the meaning set forth in Section 14.21.

Permitted Asset Disposition:  as long as no Default or Event of Default exists, an Asset Disposition that is (a) a sale of Inventory in the ordinary course of business; (b) a disposition of equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of One Hundred Thousand and No/100 Dollars ($100,000.00) or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the ordinary course of business; (d) termination of a lease of real or personal property that is not necessary for the ordinary course of business, could not reasonably be expected to have a Material Adverse Effect and does not result from a default by Borrower; or (e) approved in writing by Lender.

Permitted Contingent Obligations:  (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) Contingent Obligations incurred in the ordinary course of business with respect to surety, appeal or performance bonds or other similar obligations; and (c) guarantees of the Indebtedness of other Person(s) provided, that, the aggregate amount of Indebtedness guaranteed by any and all such guaranties shall not exceed, at any one time, One Hundred Thousand and No/100 Dollars ($100,000.00).

Permitted Encumbrances:  (a) the Liens created by the Loan; (b) all Liens and other matters disclosed in the Title Insurance Policy; (c) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent; (d) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) calendar days after Borrower first receives notice of such Lien; and (e) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

Permitted Indebtedness:  (a) the Loan; and (b) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Real Property and the routine administration of Borrower, in amounts not to exceed two percent (2%) of the outstanding principal amount of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances.

Permitted Investments:  (a) Investments existing on the Closing Date that are disclosed under the heading “Permitted Investments” on Schedule 1 hereto; and (b) Cash Equivalents.

Permitted Liens:  (a) Liens securing taxes, assessments or governmental charges or levies not delinquent; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws; (c) Liens on fixed assets and purchase money Indebtedness permitted under the definition of Permitted Indebtedness; provided that, (i) such Lien attached to such assets concurrently, or within twenty (20) calendar days of the acquisition thereof, and only to the assets so acquired; and (ii) a description of the asset acquired is furnished to Lender; (d) Liens existing on the Closing Date and disclosed under the heading “Permitted Liens” on Schedule 1 hereto; and (e) Liens in favor of Lender securing the Obligations and other Liens in favor of Lender.

Person:  any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, Governmental Authority, any other person or entity, and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan:  the meaning set forth in Section 10.2(e).

Pledge Agreement:  that certain Pledge Agreement, dated as of the Closing Date, executed by the Accommodation Pledgor in favor of Lender, and any other pledge agreement executed by any Credit Party or any Accommodation Pledgor in favor of Lender, as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time.

Policies:  all policies of insurance.

Principal:  the meaning set forth in Section 2.1.

Proceeds:  the meaning set forth in Section 7.5(c)(ii).

Promissory Note:  that certain note in the form of Exhibit B attached hereto, delivered by Borrower to Lender to evidence the Loan made by Lender to Borrower pursuant to this Agreement.

Property:  the parcel of Real Property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such Real Property and Improvements, the Collateral and all other collateral for the Loan as more particularly described in the Mortgage.

Property Management Fees:  the management fees as set forth in the Property Management Agreement by and between Property Manager and Borrower.

Purchase Agreement:  that certain Purchase Agreement, dated as of April 15, 2014, by and between the Closing Date Seller and Borrower, as amended, supplemented or otherwise modified from time to time.

Qualified Carrier:  the meaning set forth in Section 7.5(a)(xi).

Rating Agency:  each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Real Property:  collectively, the leasehold estate and the Improvements thereon owned by Borrower as further described in the Mortgage.

Remedial Work:  the meaning set forth in Section 7.9(b)(iii).

Rents:  all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, or any of its agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, or any of its agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Required Insurance:  insurance required by Section 7.5 hereof.

Reserves:  the meaning set forth in Section 3.1(b).

Restoration:  the meaning set forth in Section 7.5(e)(i).

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or restricts the right of Borrower to incur or repay Indebtedness, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Indebtedness, or to repay any intercompany Indebtedness.

Royalties:  all royalties, fees, expense reimbursements and other amounts payable by Borrower under a License.

S&P:  the meaning set forth in the definition of Rating Agency.

Scheduled Maturity Date:  the earlier of (a) June 5, 2017; or (b) the date on which Lender accelerates the maturity of the Loan after an Event of Default.

Secondary Market Transaction:  the meaning set forth in Section 12.2.

Servicer:  a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Significant Casualty:  the meaning set forth in Section 7.5(c)(ii).

Significant Condemnation:  the meaning set forth in Section 7.5(d)(ii).

Solvent:  with respect to any Person on a particular date, that on such date:  (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair market value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent liabilities, and other commitments as they mature in the normal course of business; and (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature.

Sponsor:  Global Medical REIT Inc., a Maryland corporation.

Subaccount:  a subaccount, which may be ledger or book entry accounts and not actual accounts.

Subsidiary:  of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Tax and Insurance Account:  the meaning set forth in Section 3.4(a).

Tax Distributions:  the aggregate Distributions from Borrower to its members to permit such members to pay taxes on their allocable share of the taxable income of Borrower as a result of its status as a partnership for federal tax purposes, and determined without regard to limitations on the allowance of deductions applicable to a particular members, in an amount equal to the estimated tax liability of each members on the income of Borrower allocable to such members computed at the highest marginal federal and state rate applicable to such members or, in the case of a members that itself is a pass-through entity, at the highest marginal rates applicable to its owners.

Taxes:  any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender’s net income or receipts.

Tenant Estoppel Certificates:  those certain Tenant Estoppel Certificates by Borrower and Operator on or about the Closing Date in favor of Lender, in form and substance satisfactory to Lender.

Terrorism Premium Cap:  the meaning set forth in Section 7.5(a)(xi).

Test Period:  a period ending on the last day of each Fiscal Month and comprised of the four (4) most recent Fiscal Quarters then ended (taken as one accounting period), or such other period as specified in this Agreement; provided however, for the eleven months following the Closing Date, the Test Period shall be annualized based on the period from the Closing Date until the testing date.

Third-Party Payor:  Government Reimbursement Programs, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other Person or entity which presently or in the future reimburses providers for Healthcare Services.

Third-Party Payor Programs:  all payment and reimbursement programs, sponsored by a Third-Party Payor, in which Borrower or Operator, as applicable, participates.

Title Insurance Policy:  the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Real Property and insuring the Lien of the Mortgage.

Toxic Mold:  the meaning set forth in Section 7.9(b).

TRICARE:  the program administered pursuant to 10 U.S.C. § 1071 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

UCC:  the Uniform Commercial Code as in effect in the state of New York.

Welfare Plan:  an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2

Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document and any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, extended, supplemented or otherwise modified in writing from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “herein,” “hereof”, “hereto” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear; (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time; and (vi) unless otherwise specified, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and Intangible Assets and properties, including cash, securities, accounts and contract rights.

(b)

As used in this Agreement, the phrase “to Borrower’s knowledge” or “to the best of Borrower’s knowledge” or similar phrases, means Borrower’s knowledge after due and diligent inquiry.

(c)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including

(d)

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)

There will be no presumption against any party (or its counsel) on the ground that such party (or its counsel) was responsible for preparing this Agreement, any other Loan Document or any part thereof.

1.3

Accounting Terms.

(a)

Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b)

Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4

Rounding.  Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5

Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern Standard time (daylight or standard, as applicable).

ARTICLE II.   GENERAL LOAN TERMS

2.1

The Loan.  Lender agrees to make a loan (the “Loan”) to Borrower in the original principal amount (the “Principal”) of Fifteen Million Sixty Thousand and No/100 Dollars ($15,060,000.00), which shall mature on the Scheduled Maturity Date.  Lender has advanced the entire Principal amount of the Loan to Borrower on the date hereof.  Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) acquire the Real Property and all other assets to be purchased under the Purchase Agreement; (ii) fund certain Subaccounts; and (iii) pay transaction costs.  Any excess proceeds, if any, may be used for any lawful purpose.  No amount repaid in respect of the Loan may be reborrowed.

2.2

Interest; Monthly Payments.

(a)

Interest Rate.  From and following the Closing Date, the Loan shall bear interest at a rate per annum equal to Four and Ninety-one hundredths of one percent (4.91%) (the “Interest Rate”).  Interest on the Loan shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loan, whether by acceleration or otherwise.

(b)

Default Rate.

(i)

After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest applicable to the Loan shall be increased to the Default Rate.  All such increases may be applied retroactively to the date of the occurrence of the Event of Default.  Borrower agrees that the Default Rate payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty.

(ii)

All contractual rates of interest chargeable on outstanding principal under the Loans shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

(c)

[Reserved].

(d)

Computation of Interest and Related Fees.  All computations of interest and fees under the Loan Documents shall be made on the basis of a year of 360 days, as the case may be, and calculated for actual days elapsed.  The date of funding of the Loan shall be included in the calculation of interest while the date of payment of the Loan shall be excluded from the calculation of interest.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

(e)

Payments Generally.  All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.  Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made in Dollars immediately available to Lender by 11:00 a.m., Eastern Standard time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.  All payments received by Lender after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by Borrower shall become due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.  Borrower hereby grants to Lender the right, in Lender’s discretion, without notice to Borrower, to make (i) the Loan; and (ii) withdrawals from deposit accounts of Borrower with Lender to make payments on the Obligations, including any and all fees and Expenses, as and when due hereunder.  Borrower acknowledges that Borrower’s failure to maintain sufficient funds in any deposit account for payment of any of the Obligations, or Lender’s failure to withdraw from any deposit account shall not relieve Borrower of any payment obligation under this Agreement or any other Loan Document.  Notwithstanding the foregoing, Borrower, at its option, may make payments from accounts other than deposit accounts with Lender.

(f)

Capital Adequacy.  In the event that Lender, subsequent to the Closing Date, determines in the exercise of its reasonable business judgment that (i) any change in applicable Law regarding capital adequacy; (ii) any change in the interpretation or administration thereof; or (iii) compliance by Lender with any new request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other governmental or regulatory authority, has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by an amount deemed material by Lender in the exercise of its reasonable business judgment.  Borrower agrees to pay to Lender, no later than five (5) calendar days following demand by Lender, such additional amount or amounts as will compensate Lender for such reduction in rate of return.  In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods.  The protection of this Section 2.2(f) shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable Law.  A certificate of Lender setting forth in reasonable detail the change and such amount or amounts as shall be necessary to compensate Lender with respect to this Section 2.2(f) and the calculation thereof, when delivered to Borrower, shall be conclusive and binding on Borrower absent manifest error.  In the event Lender exercises its rights pursuant to this Section 2.2(f), and subsequent thereto determines that the amounts paid by Borrower exceeded the amount which Lender actually required to compensate Lender for any reduction in rate of return on its capital, such excess shall be returned to Borrower by Lender.

(g)

Taxes.  Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2(g) as “Applicable Taxes”).  If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply:  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2(g), Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii)  Borrower shall make such deductions; and (iii)  Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws.  Payments pursuant to this Section 2.2(g) shall be made within ten (10) calendar days after the date Lender makes written demand therefor.  After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or other charges, provided that (A) no Default or Event of Default has occurred and is continuing; (B) such proceeding shall suspend the collection of the Taxes or such other charges; (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (D) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost; (E)  Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or other charges, together with all interest and penalties thereon, which shall not be less than one hundred twenty-five percent (125%) of the Taxes and other charges being contested; and (F)  Borrower shall promptly upon final determination thereof pay the amount of such Taxes or other charges, together with all costs, interest and penalties.  Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

(h)

Breakage Indemnity.  Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise).  Lender shall deliver to Borrower a statement reasonably detailing the amount of such loss or expense which it is entitled to receive pursuant to this Section 2.2(h), which statement shall be binding and conclusive absent manifest error.  Borrower’s obligations under this Section 2.2(h) are in addition to Borrower’s obligations to pay any Early Termination Fee applicable to a payment or prepayment of Principal.

(i)

Auto Debit.  Lender shall debit the Collection Account for monthly principal and interest payments on each Payment Date unless other arrangements are agreed to in writing.  In the event that the funds maintained by Borrower in the Collection Account are insufficient for any payment due hereunder, Lender may charge any other account of Borrower with Lender for any such payment due.

2.3

Loan Repayment.  Borrower shall repay principal and interest under this Agreement as follows:

(a)

beginning on August 1, 2014 (the “First Payment Date”) and on the first day of each calendar month thereafter (each such date, including the First Payment Date, a “Payment Date”), all accrued and unpaid interest on the outstanding principal balance of the Loan calculated at the Interest Rate; and

(b)

in addition to the payment of interest described in subparagraph (a) above, a payment (each, an “Amortization Payment”) on each Payment Date in the amount set forth in  Schedule 2.3 attached hereto; and

(c)

the entire outstanding principal balance of the Promissory Note, together with accrued and unpaid interest and any other amounts due under the Loan Documents shall be due and payable on the Scheduled Maturity Date.

2.4

Application of Proceeds.  Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority:  First, to any Early Termination Fee and any other amounts then due and owing under the Loan Documents (including Expenses); Second, accrued and unpaid interest at the Interest Rate; and Third, to Principal.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.5

Optional Prepayment.  The Loan may not be prepaid in whole or in part prior to the second (2nd) anniversary of the Closing Date.  Following the second anniversary of the Closing Date, Borrower, at its option, may prepay the Loan at any time, in whole (but not in part) on at least thirty (30) calendar days but not more than sixty (60) calendar days advance written notice, provided that on the date of such prepayment that is not during the Open Prepayment Period, there shall be due and payable (a) accrued interest on the principal so prepaid to the date of the next Payment Date; (b) the Early Termination Fee to the extent applicable; and (c) all other fees, Expenses and Obligations due and owing under this Agreement and the other Loan Documents.  For the avoidance of doubt, if the Loan shall, for any reason, be prepaid or accelerated at any time subsequent to the second (2nd) anniversary of the Closing but excluding the Open Prepayment Period, in addition to paying all other amounts due and payable hereunder, Borrower shall pay to Lender the Early Termination Fee as liquidated damages for such prohibited prepayment.

2.6

[Reserved].

2.7

Increased Costs.

(a)

If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender;

(ii)

impose on Lender any other condition affecting this Agreement or the Loan or participation therein; or

(iii)

subject Lender to any taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loan (or of maintaining its obligation to make the Loan) or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)

If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)

A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in subparagraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) calendar days after receipt thereof.

(d)

Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.8

Evidence of Indebtedness.  The Loan made by Lender shall be evidenced by a Promissory Note payable to Lender.  Lender may attach schedules to its Promissory Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

2.9

[Reserved].

2.10

Fees.

(a)

Commitment Fee.  At Closing, Lender shall have fully earned and Borrower shall unconditionally pay to Lender, a non-refundable commitment fee of One Hundred Fifty Thousand Six Hundred and No/100 Dollars ($150,600.00).

(b)

Late Payment Charge.  Unless waived by Lender in writing, if any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Laws (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.

(c)

Early Termination Fee.  In the event the Loan is prepaid (in whole or in part) or is accelerated, the Early Termination Fee, if applicable shall be due and payable in full on the date of termination, together with all other Obligations, including without limitation all fees and Expenses due from Borrower to Lender.

(d)

Fee Computation.  All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable.  All fees hereunder shall be non-refundable and deemed fully earned when due and payable.

2.11

Cross Collateralization.  The obligations of Borrower and Sponsor under this Agreement, the Promissory Note, the Loan Documents, or otherwise are secured by any other security interests, mortgages, pledges, liens, assignments and encumbrances that expressly state that they secure the Obligations.

ARTICLE III.   RESERVES AND CASH MANAGEMENT

3.1

Reserves.

(a)

Borrower agrees to establish and maintain all of the reserves and escrows required in this Article III.  All sums so reserved or escrowed shall be held in separate deposit accounts established and maintained with Lender and no such sums shall be deemed to be held in trust for the benefit of Borrower.  No interest shall be payable on any funds so reserved or escrowed.  All sums so reserved or escrowed shall be part of the Collateral and shall stand as additional security for all of the Obligations.  If Lender at any time reasonably determines that the amount on deposit in any reserve or escrow pursuant to this Article III is insufficient for its intended purposes, Borrower shall, within ten (10) calendar days following notice from Lender, deposit such additional sums as may be required by Lender.  After the occurrence of an Event of Default, Lender may, at its discretion, apply amounts on hand in the reserves or escrows to cure such Event of Default.  Upon demand of Lender, Borrower shall replenish the applicable reserve or escrow to restore any sums so applied by Lender.

(b)

As additional security for the payment and performance of the Obligations, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in all sums on deposit or due under the Loan Documents including, without limitation, (i)  the Tax and Insurance Account, and the Capital Replacement Reserve (collectively, the “Reserves”); (ii) the accounts into which the Reserves have been deposited; (iii) all insurance on said accounts; (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (v) all sums now or hereafter therein or represented thereby; (vi) all replacements, substitutions or proceeds thereof; (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (ix) all proceeds of the foregoing.  Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender’s name or the name of any entity servicing the Loan for Lender and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account.  Upon the occurrence of an Event of Default, Lender may, without notice or demand on Borrower, at its option:  (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Obligations in such manner as Lender shall deem appropriate in its discretion, and the excess, if any, shall be paid to Borrower; (B) exercise any and all rights and remedies of a secured party under any applicable UCC; or (C) exercise any other remedies available at law or in equity.  No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(c)

The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective costs and expenses in accordance with the terms of this Agreement and beyond the allowing of due credit for the sums actually received.  Upon full payment of the Obligations in accordance with the terms of this Agreement or at such earlier time as Lender may elect, the balance in the Reserves then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

(d)

Lender may require, at its option that the Reserves be in the form of sight draft letters of credit issued by Lender (or another institution designated by Lender) rather than in cash deposits on such terms as are satisfactory to Lender.

3.2

Cash Management.  Borrower covenants and agrees that it will comply with the following terms and conditions:

(a)

Borrower has established account no. 7527818464 maintained with Lender (the “Collection Account”), which Collection Account shall be under the sole and exclusive control of Lender.  Borrower shall execute with Lender a deposit account control agreement for the Collection Account in form and substance acceptable to Lender.  Borrower hereby authorizes Lender to automatically debit the Collection Account for the payment of any amounts due hereunder, or under the Mortgage, or under any other Loan Documents, and Borrower hereby agrees that it will have no right to withdraw funds from, or otherwise give instructions with respect to, the Collection Account.  Borrower shall notify Operator and each other Account Debtor that all Rents, additional rent and all other amounts payable to Borrower with respect to the Healthcare Facility pursuant to the Operating Lease or any other agreement with respect to the Healthcare Facility, or any other Accounts owing to Sponsor, must be wired or deposited directly into the Collection Account.  Absent the occurrence and continuance of an Event of Default, on each Payment Date, Lender shall apply all funds on deposit in the Collection Account at such time as follows:  First, to pay any Expenses or indemnities then due to Lender under the Loan Documents, until paid in full; Second, to pay any fees or premiums then due to Lender under the Loan Documents, until paid in full; Third, to pay the accrued but unpaid interest payment due on such date under Section 2.3(a), until paid in full; Fourth, to pay the Amortization Payment due on such date under Section 2.3(b), until paid in full; Fifth, to pay the amounts owing on such date with respect to the Tax and Insurance Account and Capital Replacement Reserve, in accordance with Sections 3.4 and 3.5, until paid in full; Sixth, to pay any other Obligations then due and owing under the Loan Documents, until paid in full; and Seventh, all remaining funds in the Collection Account on the third (3rd) Business Day after each Payment Date shall be transferred by Lender to the Operating Account.

(b)

Borrower has established account no. 7527818456 maintained with Lender (the “Operating Account”).  Until the occurrence of an Event of Default, Borrower may give instructions regarding the disposition of funds in the Operating Account for any purpose not prohibited by the terms and conditions of this Agreement or the other Loan Documents.

(c)

In the event that Borrower receives any Collections that should have been sent to the Collection Account, Borrower shall promptly upon receipt (and in any event within three (3) Business Day of receipt) forward such Collections directly to the Collection Account in the form received, and promptly notify Lender of such event.

(d)

Borrower will not (i) withdraw any amounts from the Collection Account, nor (ii) change the procedures or sweep instructions under the agreements governing the Collection Account and related accounts.  Borrower shall use its commercially reasonable efforts to cause Operator to cooperate with Lender in the identification and reconciliation of all amounts received in or required to be deposited into the Collection Account.

(e)

Borrower agrees that all payments made to the Collection Account or otherwise received by Lender, whether in respect of the Rents or as proceeds of other Collateral or otherwise, and all amounts on deposit in the Operating Account, the Collection Account or any other deposit accounts of the Credit Parties maintained with Lender, may be applied on account of the Obligations at the discretion of Lender after the occurrence of an Event of Default.

(f)

The Net Proceeds from any Asset Disposition and, subject to the terms of this Agreement, any proceeds of insurance or condemnation awards paid in respect of any Casualty Loss, in each case with respect to any property or assets of Borrower, will be paid directly into the Casualty/Condemnation Account of the Collection Account.

3.3

[Reserved].

3.4

Taxes and Insurance.

(a)

Subject to clause (b) of this Section 3.4, Borrower shall pay (or shall cause Operator to pay) to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) calendar days prior to their respective due dates; and (ii) one-twelfth (1/12th) of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) calendar days prior to the expiration of the Policies.  Such amounts will be deposited into a separate account with Lender or transferred by Lender to a Subaccount (in either event, the “Tax and Insurance Account”).  Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Account to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 2.2(g) and 7.5, provided that Borrower shall have promptly supplied Lender with notices of all Taxes and Insurance Premiums due; or (b) reimburse Borrower for such amounts upon presentation of evidence of payment by Borrower or Operator; subject, however, to Borrower’s right to contest Taxes in accordance with Section 2.2(g).  In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Account will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Account.

(b)

Notwithstanding anything to the contrary set forth in this Section 3.4, Lender shall not require Borrower to make the monthly deposits into the Tax and Insurance Account for Taxes and Insurance Premiums provided that:  (i) no Default has occurred; (ii)  Operator is in compliance with the material terms of its respective Operating Lease; (iii) the Property, Borrower and Operator, as applicable, is covered by policies of insurance described in Section 7.5(a) of this Agreement that remain in full force and effect and comply with the requirements set forth in Section 7.5(b) of this Agreement; (iv) no less than thirty (30) calendar days prior to the expiration date thereof, Borrower delivers to Lender evidence that the Insurance Premiums for the policies described in sub-clause (ii) above have been paid for the corresponding period, such evidence to include, without limitation, an insurance certificate and updated insurance binder; and (v) no less than thirty (30) calendar days prior to the respective due date of the Taxes, Borrower deliver to Lender evidence that such Taxes have been paid in full, such evidence to include, without limitation, copies of the tax bills and paid tax receipts or a copy of the cashed check or credit card receipt, unless the same are being contested in good faith by appropriate proceedings (diligently conducted) and adequate reserved in accordance with GAAP are being maintained by Borrower.  Upon a violation of any of the requirements in the preceding sentence, Lender, at its option, may thereafter require that Borrower makes deposits into the Tax and Insurance Account as otherwise contemplated by this Section 3.4.

3.5

Capital Replacement Reserve.  Following Lender’s reasonable determination that Borrower or Operator is not maintaining the Property in the manner required by the Loan Documents or upon the occurrence of a Default or Event of Default, Borrower shall deposit or shall cause Operator to Deposit to Lender on each Payment Date, a monthly amount sufficient to maintain the proper maintenance and operation of the Property, which shall be escrowed with and held by Lender in a capital replacement reserve (“Capital Replacement Reserve”).  So long as no Default or Event of Default exists hereunder or will be caused thereby, the funds contained in the Capital Replacement Reserve shall be utilized to reimburse Borrower solely for capital expenditures of Borrower or Operator approved in advance by Lender in writing, which approval shall not be unreasonably withheld or delayed; provided, however, that after giving effect to the release of the funds from the Capital Replacement Reserve, Credit Parties shall continue to be in compliance with the financial covenants set forth in Article IX hereof.  Lender shall reimburse Borrower or, if directed by the Borrower, Operator from the Capital Replacement Reserve for the actual cost of such approved capital expenditures upon Borrower’s providing Lender with paid receipts, lien waivers and other documentation deemed reasonably necessary by Lender.

ARTICLE IV.   COLLATERAL

4.1

Grant of Security Interests.  As security for the performance and prompt payment in full in cash of all Obligations, and as further security for the payment and performance by Borrower, Borrower (or if referring to another Person, such Person) hereby pledges and grants to Lender a First Priority Lien upon, and security interest in, any and all assets and rights and interests in or to property of Borrower, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents (collectively, the “Collateral”).  Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of its property, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.

4.2

Lien on Realty.  The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgage upon the real property of Borrower described therein.  Borrower shall not acquire at any time or times hereafter any fee simple interest in other real property without the prior written consent of Lender.  Borrower agrees promptly to execute and deliver to Lender, as additional security and Collateral for the Obligations, a Mortgage and such other usual and customary documents and insurance policies, satisfactory in form and substance to Lender, with respect to such real property.

4.3

Representations and Covenants Regarding Collateral.

(a)

Representations and Warranties.  Borrower represents and warrants to Lender that except for the Permitted Encumbrances, (i) upon the filing of UCC financing statements covering the Collateral in all required jurisdictions, this Agreement creates a valid, perfected, First Priority and exclusive security interest in all personal property of Borrower as to which perfection may be achieved by filing; (ii) Lender’s security interests in the Collateral constitute, and will at all times constitute, First Priority and exclusive Liens on the Collateral; and (iii)  Borrower is, or will be at the time additional Collateral is acquired by Borrower, the absolute owner of such additional Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or Liens other than Permitted Encumbrances.

(b)

Covenants.  Borrower, at its expense, agrees to forever warrant and defend the Collateral from any and all claims and demands of any other Person, other than holders of Permitted Encumbrances.

(c)

Collateral Records.  Borrower shall execute and deliver promptly to Lender, from time to time, solely for Lender’s convenience in maintaining a record of the Collateral, such written statements and schedules as Lender may require designating, identifying or describing the Collateral.  The failure by Borrower, however, to promptly give Lender such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

ARTICLE V.   CONDITIONS TO CLOSING

5.1

Closing.  Subject to the satisfaction of the conditions of this Section 5, the Loan shall be made available on such date (the “Closing Date”) and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof (“Closing”).

5.2

Conditions of the Loan.  The obligation of Lender to make the Loan hereunder is subject to satisfaction of the following conditions precedent:

(a)

Lender shall have received all of the following, each of which shall be originals, telecopies or other electronic transmissions (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Lender:

(i)

executed counterparts of this Agreement and the other Loan Documents required by Lender to be executed on the Closing Date;

(ii)

a Promissory Note;

(iii)

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party as Lender may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party;

(iv)

such Organization Documents and certifications as Lender may require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v)

a certificate by an Authorized Officer of Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by Borrower and the validity against Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect; or (B) stating that no such consents, licenses or approvals are so required;

(vi)

a certificate signed by an Authorized Officer of Borrower certifying:  (A) that the conditions specified in this Section 5.2 have been satisfied; (B) that there has been no event or circumstance since December 31, 2013 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) that no event or circumstance has occurred or exists that constitutes a Default or an Event of Default; and (D) as to the solvency of Borrower and Sponsor as of the Closing Date and after giving effect to the Loan made on the Closing Date;

(vii)

evidence that all Required Insurance has been obtained and is in effect; and

(viii)

correct and complete certified copies of the fully executed (A) Operating Lease; (B) Ground Lease; (C) Tenant Estoppel Certificates; and (D) the licenses of Borrower necessary for Borrower’s business as presently conducted, together with all applicable amendments thereto, all of which shall be acceptable to Lender in its sole and absolute discretion.

(b)

Lender shall have received on or before the Closing Date, lien searches (including UCC, tax lien, and judgment searches) demonstrating the absence of Liens on the Collateral of Borrower and the Accommodation Pledgors other than Permitted Liens or Liens satisfied as of the Closing Date to the satisfaction of Lender;

(c)

Lender shall have received:  (i) copies of all filing receipts and acknowledgments issued by the appropriate Governmental Authority to evidence recordation or filing necessary to perfect the Lien of Lender on the Collateral or other satisfactory evidence of such recordation and filing; and (ii) evidence that such Lien constitutes a First Priority Lien in favor of Lender other than Liens to be satisfied as of the Closing Date to the satisfaction of Lender;

(d)

Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement or otherwise required by Lender;

(e)

The existing obligations of Borrower in connection with the lenders and other creditors set forth on Schedule 5.2 hereto shall be terminated and paid in full at Closing to the satisfaction of Lender, and all Liens encumbering the Collateral (other than Permitted Liens) shall be terminated and/or released upon such payment to the satisfaction of Lender;

(f)

Lender shall have received a favorable written opinion (addressed to Lender and dated the Closing Date) of legal counsel for Borrower and Sponsor, in form and substance acceptable to Lender in its sole discretion;

(g)

Lender shall have received an executed copy of the Limited Guaranty;

(h)

Lender shall have received true, correct and complete copies of all closing documents evidence satisfactory to it that Borrower has completed (or concurrently with the making of the Loan hereunder will complete) the Closing Date Acquisition pursuant to the terms and conditions of the Purchase Agreement, which documents agreements and all schedules, ancillary agreements and documents related thereto or executed in connection therewith shall be in form and substance satisfactory to Lender in its sole discretion;

(i)

Lender shall have received evidence satisfactory to it that the amount of the Loan does not exceed seventy-five percent (75%) of the aggregate appraised value of the Real Property as reflected on appraisal reports prepared by licensed professional acceptable to Lender in its sole discretion;

(j)

 Borrower and Sponsor shall have executed and filed IRS Form 8821 with the appropriate office of the IRS; and

(k)

Lender shall have received such other assurances, certificates, documents, consents or opinions as Lender may require.

Upon the execution of this Agreement and the initial disbursement of the Loan hereunder, all of the above conditions precedent shall have been deemed satisfied, except as Borrower shall otherwise agree in a separate writing.

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 6 with reference to a specific Section of this Article VI:

6.1

Organization.  Borrower and Sponsor have been duly organized and are validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in every state in which it is now engaged.  Borrower and Sponsor are duly qualified to do business and are in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.  Borrower is and always has been a Special Purpose Entity.

6.2

Authorization; Enforceability.  Borrower and Sponsor have taken all necessary action to authorize the execution, delivery and performance of the Loan Documents executed and delivered by it.  The Loan Documents have been duly executed and delivered by Borrower and Sponsor and constitute legal, valid and binding obligations of Borrower and Sponsor, enforceable against Borrower and Sponsor in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.  The Loan Documents are not subject to, and neither Borrower nor Sponsor asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.

6.3

No Conflicts.  The execution, delivery and performance of the Loan Documents by Borrower and Sponsor and the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the properties and assets of Borrower and Sponsor pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties.  Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower and Sponsor of the Loan Documents has been obtained and is in full force and effect.

6.4

Litigation.  There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened in writing against or affecting Borrower, Sponsor, the Healthcare Facility, or, to the knowledge of Borrower, any Operator Party, which, if adversely determined, might, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

6.5

No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Credit Party is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Permitted Indebtedness.  There is no basis upon which any party (other than Borrower) could terminate a Material Contract prior to its scheduled termination date.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Lien or any other agreement or instrument to which it is a party or by which it, the Healthcare Facility or the Collateral is bound.

6.6

Restrictive Agreement.  Borrower is not a party to any Restrictive Agreement (other than a Restrictive Agreement entered into in connection with a purchase or lease of fixed or capital assets, including real property, that prohibits Liens on such fixed or capital assets, including real property) or any other agreement or instrument, or subject to any restriction, which might adversely affect Borrower, any the Collateral or the Healthcare Facility, or Borrower’s business, properties, operations or condition, financial or otherwise.

6.7

Title.  Borrower has good, marketable and leasehold title to its respective Real Property, free and clear of all Liens except the Permitted Encumbrances.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower or any other Person under applicable Legal Requirements in connection with the transfer of the Real Property to Borrower have been paid.  Each Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (a) a valid, perfected First Priority Lien on Borrower’s interest in the applicable Collateral; and (b) valid and perfected First Priority security interests in and to, and perfected collateral assignments of, all applicable personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  All mortgage, recording, stamp, intangible or other similar taxes required to be paid by Borrower or any other Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.  The Permitted Encumbrances do not materially adversely affect the value, operation or use of any Real Property, or Borrower’s ability to repay the Loan.  No condemnation or other proceeding has been commenced or, to any Credit Party’s best knowledge, is contemplated with respect to all or part of the Real Property or for the relocation of roadways providing access to any of the Real Property.  There are no claims for payment for work, labor or materials affecting any of the Real Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Real Property.  The surveys for the Real Property delivered to Lender do not fail to reflect any material matter affecting any Real Property or the title thereto.  All of the Improvements included in determining the appraised value of the Real Property lie wholly within the boundaries and building restriction lines of the Real Property, and no improvement on an adjoining property encroaches upon the Real Property, and no easement or other encumbrance upon the Real Property encroaches upon any of the improvements, except those insured against by the Title Insurance Policy.  Each parcel comprising the Real Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the applicable Real Property.  There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Real Property, or any contemplated improvements to the Real Property that may result in such special or other assessments.  With respect to the Title Insurance Policies, (i) the Title Insurance Policies are in full force and effect; (ii) the Title Insurance Policies are freely assignable by Lender to and will inure to the benefit of the transferee (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer; (iii) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan); (iv) the Title Insurance Policy is issued by a title insurance company licensed to issue policies in the state of Nebraska; (v) no claims have been made under the Title Insurance Policy and no other action has been taken that would materially impair the Title Insurance Policy; and (vi) the Title Insurance Policies contains no exclusions except as may be permitted by Lender.

6.8

No Bankruptcy Filing.  None of Borrower, Sponsor, or, to the knowledge of Borrower, any Operator Party is contemplating either the filing of any Insolvency Proceeding. Neither Borrower nor Sponsor has any knowledge of any Person contemplating the filing of any such petition against Borrower, Sponsor, or any Operator Party.

6.9

Solvency.  Borrower and Sponsor are Solvent.

6.10

Full and Accurate Disclosure.  No statement of fact made by Borrower or Sponsor in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading.  There is no material fact presently known to Borrower or Sponsor that has not been disclosed to Lender which adversely affects, or, as far as Borrower or Sponsor can foresee, might adversely affect, the Healthcare Facility or the business, operations or condition (financial or otherwise) of Borrower, Sponsor or any Operator Party.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Sponsor, and the Healthcare Facility (i) are true, complete and correct in all material respects; (ii) accurately represent the financial condition of Borrower, Sponsor and the Healthcare Facility as of the date of such reports; and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein.  Neither Credit Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Sponsor, or the Healthcare Facility from that set forth in said financial statements.  Borrower and Sponsor have disclosed to Lender all agreements, instruments and corporate or other restrictions to which Borrower or Sponsor is subject, and all other matters known to Borrower and Sponsor, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

6.11

Tax Filings.  To the extent required, Borrower and Sponsor have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and Sponsor.  Borrower and Sponsor believe that their tax returns (if any) properly reflect the income and taxes of Borrower and Sponsor for the periods covered thereby, subject only to reasonable adjustments required by the IRS or other applicable tax authority upon audit.

6.12

No Plan Assets.  As of the Closing Date and at all times thereafter (a) no Credit Party is and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA; (b) none of the assets of any Credit Party constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101; (c)  Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (d) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

6.13

Compliance.  Borrower, Sponsor and, to the knowledge of Borrower, each Operator Party is in compliance in all material respects with the requirements of all Laws and all Governmental Authorizations applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.14

Contracts.  There are no service, maintenance, repair or property management contracts affecting or other contracts affecting the Real Property entered into by Borrower other than the Ground Lease, the Operating Lease and the Loan Documents.  .

6.15

Federal Reserve Regulations; Investment Company Act.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Laws or any Loan Document.  No Credit Party is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other Laws which purport to restrict or regulate its ability to borrow money.

6.16

Easements; Utilities and Public Access.  All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests, if any, necessary for the full utilization of the improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder.  The Real Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of the Real Property are located in the public right-of-way abutting the Real Property, and all such utilities are connected so as to serve the Real Property without passing over other property absent a valid easement.  All roads necessary for the use of the Real Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

6.17

Physical Condition.  The Real Property, including all improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; and there exists no structural or other material defect or damages to the Real Property, whether latent or otherwise.  Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Real Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.  No portion of the Real Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.  The improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

6.18

Fraudulent Transfer.  Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has not received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

6.19

Ownership of Borrower.  A list of the holders of the Equity Interests of Borrower and Sponsor is set forth in Schedule 6.19 attached hereto and incorporated herein by reference, and no other Person has any rights and/or claim to any issued or unissued Equity Interests of Borrower and Sponsor, except as set forth on said Schedule 6.19.

6.20

 [Reserved].

6.21

Compliance with Environmental Laws.  Borrower’s and each other Credit Party’s past or present operations, real estate or other properties and assets, including, without limitation, the Healthcare Facility, are not subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material or environmental clean-up.  Borrower has not received any Environmental Notice related to the Real Property.  No Credit Party has any contingent liability with respect to any Environmental Release, environmental pollution or Hazardous Materials on any real estate now or previously owned, leased or operated by it, including, without limitation, the Healthcare Facility.

6.22

Hazardous Materials.  Except as disclosed on Schedule 6.22, (a) neither the Real Property nor any portion thereof is in violation of any Legal Requirement in any material respect pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including under any Environmental Laws; (b) the Real Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to Hazardous Materials; (c) to the best of Borrower’s knowledge, no Hazardous Materials are or have been (including the period prior to Borrower’s acquisition of the Real Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Real Property in violation of any Environmental Law; (d) to the best of Borrower’s knowledge, there has been no Environmental Release of Hazardous Materials in, on or under any nearby real property which could migrate to or otherwise materially affect the Real Property; (e) to the best of Borrower’s knowledge, no Toxic Mold is within or adversely affects the occupied improvements of the Real Property which requires remediation; (f) other than as set forth on Schedule 6.22, to the best of Borrower’s and Sponsor’s knowledge, no underground storage tanks exist on the Real Property and the Real Property has never been used as a landfill; and (g) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.

6.23

Employee Matters.  There are no controversies pending or, to the knowledge of Borrower, threatened between any Credit Party and any of its employees, agents or independent contractors, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and each Credit Party is in compliance with all Laws respecting employment and employment terms, conditions and practices except for such noncompliance which would not have a Material Adverse Effect.

6.24

Intellectual Property.  Borrower possesses adequate Intellectual Property to continue to conduct its business as heretofore conducted by it except to the extent that the failure to possess such items would not have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, by any Licensor or other Person, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.25

Healthcare Authorizations.  Borrower and Sponsor (a) have, or have made timely application for in accordance with Applicable Laws, all Healthcare Authorizations and other rights from, and have made all material declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the ownership, management and operation of the Healthcare Facility; and (b) have not received a Citation that has not been corrected to the satisfaction of or waived by the applicable Governmental Authority, nor have any knowledge that any Governmental Authority is considering limiting, suspending or revoking any Healthcare Authorization.  All of such Healthcare Authorizations are valid and in full force and effect and Borrower and Sponsor are in material compliance with the terms and conditions of all such Healthcare Authorizations, except where failure to be in such compliance or for a Healthcare Authorization to be valid and in full force and effect would not reasonably be expected to have a Material Adverse Effect.

6.26

HIPAA/HITECH Compliance.  Borrower is not a “covered entity” or “business associate” as either such term is defined under HIPAA/HITECH.

6.27

Reimbursement; Third-Party Payors.  Borrower is not a party to any participation agreements with Third-Party Payors with respect to the business operations of Borrower.  Only Operator is required to qualified for participation in the Government Reimbursement Programs with respect to the Healthcare Facility.  Without limitation, there are no conditions not complied with by any Credit Party that could jeopardize participation in any Government Reimbursement Program or related contracts or otherwise could reasonably be expected to have a Material Adverse Effect.

6.28

Other Healthcare Regulatory Matters.  As of the Closing Date, neither Borrower nor Sponsor (a) is a party to a corporate integrity agreement; (b) has any reporting obligations pursuant to a settlement agreement, plan of correction, or other remedial measure entered into with a Governmental Authority; (c) is currently, or to Borrower’s best knowledge, has been the subject of any investigation conducted by any Governmental Authority, including, without limitation, an investigation involving compliance with Healthcare Laws; (d) is or has been a defendant in any qui tam/false claims act litigation; and (e) has been served with or received any written search warrant, subpoena, civil investigative demand or contact letter from any Governmental Authority related to their business operations or the Healthcare Facility owned or operated by them.

6.29

Compliance with Healthcare Laws.

(a)

Borrower and Sponsor and, to the actual knowledge of Borrower without inquiry, each Operator Party has timely filed or caused to be timely filed, all material cost reports and other reports of every kind whatsoever required by a Government Reimbursement Program, to have been filed or made with respect to the business operations of Borrower and Sponsor and Operator Party.  There are no claims, actions or appeals pending (and none of Borrower, Sponsor or, to the knowledge of Borrower, any Operator Party has filed any claims or reports which should result in any such claims, actions or appeals) before any Governmental Authority pertaining to Borrower’s or Sponsor’s or, to the knowledge of Borrower, Operator Party’s business operations including, without limitation, any intermediary or carrier, the provider reimbursement review board or the administrator of CMS, with respect to any Medicare or Medicaid cost reports or claims filed by Borrower, Sponsor or Operator Party, or any disallowance by any Governmental Authority in connection with any audit of such cost reports;]

(b)

Borrower, Sponsor, and, to the actual knowledge of Borrower without inquiry, Operator Party have obtained all necessary accreditations to operate its business as now conducted, and currently is in compliance with all statutory and regulatory requirements applicable to it, the failure of which would have a Material Adverse Effect;

(c)

With the exception of those customary and periodic investigations, inspections, inquiries, and audits required to be conducted of all facilities licensed or certified in the manner of the Healthcare Facility per the requirements of Applicable Laws or by private payor contract, none of Borrower, Sponsor, or, to the actual knowledge of Borrower without inquiry, any Operator Party is currently nor has in the past been subject to:  (i) any state or local governmental investigation, inspection or inquiry related to any license or licensure standards applicable to Borrower, Sponsor or Operator Party; (ii) any federal, state, local governmental or private payor civil or criminal investigations, inquiries or audits involving and/or related to any federal, state or private payor healthcare fraud and abuse provisions or contractual prohibitions of healthcare fraud and abuse; or (iii) any federal, state or private payor inquiry, investigation, inspection or audit regarding Borrower, Sponsor, or Operator Party or their activities, including, without limitation, any federal, state or private payor inquiry or investigation of any Person having “ownership, financial or control interest” in Borrower, Sponsor, or any Operator Party (as that term is defined in 42 C.F.R. § 420.201 et seq.) involving and/or related to healthcare fraud and abuse, false claims under 31 U.S.C. §§ 3729-3731 or any similar contractual prohibition, or any qui tam action brought pursuant to 31 U.S.C. § 3729 et seq.;

(d)

No director, officer, shareholder, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Borrower, Sponsor, or, to the actual knowledge of Borrower without inquiry, Operator Party:  (i) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. § 1320a-7a; (ii) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. § 1320a-7b); (iii) has been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any of those offenses described in 42 U.S.C. § 1320a-7b or 18 U.S.C. §§ 669, 1035, 1347, 1518, including without limitation any of the following categories of offenses:  (A) criminal offenses relating to the delivery of an item or service under any Federal Health Care Program (as that term is defined in 42 U.S.C. § 1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. § 24b); (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; (C) criminal offenses under Laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (D) Laws relating to the interference with or obstruction of any investigations into any criminal offenses described in subclauses (i) through (iii) above; or (E) criminal offenses under Applicable Laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (iv) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§ 3729-3731 or qui tam action brought pursuant to 31 U.S.C. § 3729 et seq.;

(e)

Borrower and Sponsor are and shall continue to be in compliance in all material respects with all Applicable Laws relating to its relationships with physicians;

(f)

Borrower, Sponsor, and their employees and contractors (other than contracted agencies), in the exercise of their duties on behalf of Borrower and Sponsor are and shall continue to be in compliance in all material respects with all Laws (including, without limitation, Healthcare Laws) applicable to the collections on Accounts, any contracts relating thereto or any other Collateral, or otherwise applicable to its business and properties, a violation of which could materially affect its ability to collect on its Accounts or repay the Obligations;

(g)

All Persons providing professional health care services for or on behalf of Borrower or Sponsor (either as an employee or independent contractor) are appropriately licensed in every jurisdiction in which they hold themselves out as professional health care providers; and

(h)

No Healthcare Authorizations of Borrower or Sponsor have been suspended, revoked, limited or denied renewal at any time.

6.30

[Reserved].

6.31

Name; Principal Place of Business.  Borrower does not use and or will use any trade name and has not done and will not do business under any name other than Global Medical REIT Omaha, LLC (in Nebraska) or its actual name set forth herein.  The principal place of business of Borrower is its primary address for notices as set forth in Section 10.1, and Borrower has no other place of business.

6.32

Federal Employer Identification Number.  Borrower’s federal employer identification number is listed on Schedule 6.32.

6.33

Survival.  All of the representations and warranties in this Article VI and elsewhere in the Loan Documents (a) shall survive for so long as any of the Obligations remain owing to Lender; and (b) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE VII.   AFFIRMATIVE COVENANTS

So long as the Loan or other Obligations hereunder shall remain unpaid or unsatisfied, Borrower covenants and agrees as follows:

7.1

Payment of Obligations.  Borrower shall, and shall cause Sponsor to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, sewer use fees, water rates, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or Sponsor; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.2

Preservation of Existence, Etc.  Borrower shall, and shall cause Sponsor to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.3

Maintenance of Properties.  Borrower shall  (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its Healthcare Facility.

7.4

Access to Real Property.  Subject to the rights of tenants, Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Real Property or any part thereof at reasonable hours upon reasonable advance notice.

7.5

Insurance.

(a)

Coverage.  Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain (or cause Operator to obtain and maintain) during the term of the Loan the following policies of insurance:

(i)

Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, windstorm, lightning, vandalism, and malicious mischief, boiler and machinery and, if required by Lender, flood and/or earthquake coverage and subject to subsection (xi) below, coverage for damage or destruction caused by the acts of “Terrorists,” both foreign and domestic (or such policies shall have no exclusion from coverage with respect thereto), and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction.  Such insurance policy shall also insure for ordinance of law coverage, coverage for loss to the undamaged portion of the building, costs of demolition and increased cost of construction in amounts satisfactory to Lender.  Each such insurance policy shall (A) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation; (B) have deductibles no greater than $10,000 per occurrence; (C) be paid annually in advance; and (D) be on a replacement cost basis and contain both no coinsurance and an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis.  Lender shall be named Mortgagee and Lender’s Loss Payee on a Standard Mortgagee Endorsement.

(ii)

Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion.  Such policy shall (A) be in an amount equal to (1) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation); or (2) such other amount as agreed to by Lender; and (B) have a maximum permissible deductible of $3,000.

(iii)

Public liability insurance to be provided by both Borrower and Operator on an occurrence basis with no deductible or self-insured retention unless otherwise approved by Lender in advance and in writing, including (A) acts of foreign and domestic  terrorism, (B) “Commercial General Liability Insurance”; (C)  “Owned”, “Hired” and “Non Owned Auto Liability”; and (D) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $3,000,000 in the aggregate for any policy year; together with at least $5,000,000 excess and/or umbrella liability insurance for any and all claims.  If the aggregate limit applying to the property is reduced by the payment of a claim or equal to or greater than fifty percent (50%) of the annual aggregate, Borrower shall arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Lender’s reasonable judgment, Borrower maintains sufficient concurrent excess liability insurance to satisfy the liability requirements of this Agreement without the reinstatement of the aggregate limit.  The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s Sponsor’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage.

(iv)

Evidence of professional liability insurance for Operator is to be provided with such insurance companies and in such reasonable amounts covering such insurable risks as are at all times satisfactory to Lender.

(v)

Rental loss and/or business interruption insurance (A) with Lender being named as “Lender Loss Payee”; (B) in an amount equal to one hundred percent (100%) of the projected Rents from the Property during the event that caused the loss of income; and (C) containing at least a six (6) month extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is damaged or destroyed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such insurance shall be increased from time to time during the term of the Loan as and when the estimated or actual Rents increase.  Coverage shall include acts of foreign and domestic terrorism.

(vi)

Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation).

(vii)

Worker’s compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.

(viii)

During any period of repair or restoration, builder’s “all-risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(ix)

Coverage to compensate for ordinance of law the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

(x)

Such other insurance (including, but not limited to, environmental liability insurance, earthquake insurance, sinkhole insurance, mine subsidence insurance and windstorm insurance) and such higher limits as may from time to time be reasonably required by Lender in order to protect its interests.

(xi)

Notwithstanding anything in subsection (i) above to the contrary, Borrower shall be required to obtain and maintain (or cause Operator to obtain and maintain) coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the Property; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (i) above, Borrower shall, nevertheless be required to obtain (or cause Operator to obtain) coverage for terrorism (as stand-alone coverage) in an amount equal to 100% of the full replacement cost of the Property; provided that such coverage is available.  Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, Borrower shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap; provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (1) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap; or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap.  As used herein (a) “Terrorism Premium Cap” means an amount equal to 150% of the aggregate Insurance Premiums payable with respect to all the insurance coverage under Section 7.5(a)(i) for the last policy year in which coverage for terrorism was included as part of the “all risk” property policy required by subsection (i) above, adjusted annually by a percentage equal to the increase in the Consumer Price Index; and (b) “Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto (a) such other index as Lender and Borrower shall agree upon in writing; or (b) if Lender and Borrower cannot agree on a substitute index, such other index, as selected by Lender.  Borrower shall obtain (or cause Operator to obtain) the coverage required under this subsection (x) from a carrier which otherwise satisfies the rating criteria specified in Section 7.5(b) (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain (or cause Operator to obtain) such coverage from the highest rated insurance company providing such coverage.

(b)

Policies.  All Policies of insurance required pursuant to Section 7.5(a) shall (i) be issued by companies approved by Lender and licensed to do business in the state of Nebraska, with a claims paying ability rating of A or better by S&P (and the equivalent by any other Rating Agency), and a rating of A:X or better in the current Best’s Insurance Reports, unless otherwise approved by Lender in advance and in writing; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), lenders loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the Person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that none of Borrower, Lender or any other party shall be a co-insurer under the property Policies and, where available, liability policies; (B) that Lender shall receive at least thirty (30) calendar days’ prior written notice of any cancellation of any of the Policies; (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured; and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured; (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof; or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.  Borrower shall pay the Insurance Premiums for such Policies as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.4) receipts for or other evidence of the payment of the Insurance Premiums satisfactory to Lender.  If Borrower does not furnish such evidence and receipts at least thirty (30) calendar days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Borrower shall deliver to Lender a certified copy of each Policy within thirty (30) calendar days after its effective date.  Within thirty (30) calendar days after request by Lender, Borrower shall obtain (or cause Operator to obtain) such increases in the amounts of coverage required hereunder as may be requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(c)

Casualty.

(i)

Notice; Restoration.  If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give notice thereof to Lender within two (2) calendar days.  Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

(ii)

Settlement of Proceeds.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (a “Minor Casualty”), provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receive the insurance proceeds (the “Proceeds”), with respect to such Minor Casualty.  In the event of an Insured Casualty where the loss equals or exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) (a “Significant Casualty”), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Account and disbursed in accordance herewith.  If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender.  Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.  The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Obligations and shall be reimbursed by Borrower to Lender upon demand.

(d)

Condemnation.

(i)

Notice; Restoration.  Borrower shall give Lender written Notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) within two (2) calendar days of actual constructive notice thereof, and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

(ii)

Collection of Award.  If a Condemnation covered by any of the Policies (an “Insured Condemnation”) occurs where the loss does not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (a “Minor Condemnation”), provided no Default or Event of Default has occurred and is continuing, Borrower has the power to collect, receive and retain any award or payment in respect of a Minor Condemnation.  In the event of an Insured Condemnation where the loss equals or exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) (a “Significant Condemnation”), Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Significant Condemnation (together with any right to receive and retain any award or payment in respect of a Minor Condemnation, an “Award”) and to make any compromise, adjustment or settlement in connection with such Significant Condemnation.  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Obligations at the time and in the manner provided for in the Loan Documents, and the Obligations shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Obligations.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Promissory Note.  If the Property or any part thereof is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Promissory Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Obligations.  Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender.  Lender shall hold such Award in the Casualty/Condemnation Account and disburse such Award in accordance with the terms hereof.

(e)

Application of Proceeds or Award.

(i)

Application to Restoration.  If an Insured Casualty or an Insured Condemnation occurs where (A) the loss is a Significant Casualty or a Significant Condemnation; (B) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Scheduled Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Significant Casualty or Significant Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Significant Casualty or Significant Condemnation, and after such restoration will adequately secure the Obligations; and (C) no Default shall exist and no Event of Default shall have occurred, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower (or to pay contractors or other third parties directly pursuant to Lender’s standard disbursement procedures and requirements) for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein.  Borrower shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (1) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (2) Lender shall have received evidence satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and other reserve payments required hereunder, as determined by Lender.

(ii)

Application to the Obligations.  Except as provided in this Section 7.5(e)(ii), any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (a) accrued but unpaid interest on the Promissory Note; (b) the unpaid Principal; and (c) other charges due under the Promissory Note and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.5(e)(iii).

(iii)

Procedure for Application to Restoration.  If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Account upon Lender being furnished with (a) evidence satisfactory to Lender of the estimated cost of completion of the Restoration; (b) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender; (c) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration; (d) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may require and approve in Lender’s discretion; and (e) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work.  Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement.  No payments made in the aggregate prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower.  Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Obligations or returned to Borrower.

7.6

Compliance with Laws.  Borrower shall (and Borrower shall cause Sponsor to) comply in all material respects with the requirements of all Laws (including Environmental Laws and Healthcare Laws) and obtain, maintain and comply in all material respects with all Governmental Authorizations and Healthcare Authorizations, in each instance, applicable to it or to its business or property, except in such instances in which (a) such requirement of Law (including Environmental Laws) is being contested in good faith by appropriate proceedings diligently conducted; (b) the failure to comply with any such Law (including Environmental Laws and Healthcare Laws) could not reasonably be expected to have a Material Adverse Effect; (c) the failure to obtain and maintain any such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect; or (d) the failure to comply with any such Governmental Authorization or Healthcare Authorization could not reasonably be expected to have a Material Adverse Effect.

7.7

Books and Records.  Borrower shall (and Borrower shall cause Sponsor to) (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or Sponsor, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or Sponsor, as the case may be.  Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Lender shall require.

7.8

Inspection Rights; Field Audits.  (a) subject to the rights of tenants, Borrower shall permit representatives and independent contractors of Lender to visit and inspect the Healthcare Facility to conduct a field examination and audit of the Collateral; and (b) Borrower shall permit representatives and independent contractors of Lender to visit and inspect Borrower’s chief executive office, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and to conduct a field examination and audit of any Collateral at such location; all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

7.9

Environmental Matters.

(a)

Hazardous Materials.  So long as Borrower owns or is in possession of the Real Property, Borrower shall (i) keep the Real Property free from Hazardous Materials (other than those which are used in the ordinary course of operating the Healthcare Facility, provided that such use does not violate any Environmental Laws) and in compliance with all Environmental Laws, including managing Hazardous Material in compliance with such Environmental Laws; (ii) promptly notify Lender if Borrower shall become aware of (A) any material Environmental Release of Hazardous Material on or near the Real Property, or any other change in the environmental condition of the Real Property from the condition set forth on Schedule 6.22; (B) any violation of any Environmental Laws at the Real Property; or (C) any condition on or near the Real Property involving Hazardous Material which poses a serious threat to the health, safety or welfare of humans; and (iii) remove Hazardous Materials released in violation of Law or otherwise requiring remediation or removal under Applicable Law and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but only in the case of a professional opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”) that such Hazardous Material poses a risk of harm to the environment or if left untreated is reasonably likely to result in a violation of Law), promptly after Borrower becomes aware of same, at Borrower’s sole expense.  Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

(b)

Environmental Monitoring.

(i)

Borrower shall give prompt written notice to Lender of (A) any proceeding or inquiry by any third party (including any Governmental Authority) with respect any actual or alleged violation of Environmental Law or the presence of any Hazardous Material on, under, from or about any portion of the Real Property; (B) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Real Property (or any portion thereof) or any party occupying the Real Property relating to any loss or injury resulting from any Hazardous Material; and (C)  Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property (or any portion thereof) that could cause the Real Property (or any portion thereof) to be subject to any investigation or cleanup pursuant to any Environmental Law.  Upon becoming aware of the presence of toxic mold or toxic fungus (collectively “Toxic Mold”) within or adversely affecting occupied improvements at the Real Property (or any portion thereof), Borrower shall (1) promptly undertake an investigation to identify the source(s) of such Toxic Mold and shall develop and implement an appropriate remediation plan to manage or eliminate the presence of any Toxic Mold; (2) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the occupied improvements or affected areas at the Real Property affected by Toxic Mold, including providing any necessary moisture control systems at the Real Property); and (3) provide evidence satisfactory to Lender of the foregoing.  Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Real Property in connection with any Environmental Law or Hazardous Material, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(ii)

Upon Lender’s request, Borrower shall provide an inspection or audit of the Real Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Materials on, in or near the any Real Property.  Such inspections and audit may include soil borings and ground water monitoring.  If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Real Property and a license to undertake such inspection or audit.

(iii)

If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Material, whether such Hazardous Material existed prior to the ownership of the Real Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Real Property.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence all such Remedial Work within thirty (30) calendar days after both a written demand by Lender and Lender’s reasonable approval of contractors and engineers, and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under Applicable Laws.  All Remedial Work shall be performed by licensed contractors reasonably approved in advance by Lender and under the supervision of a consulting engineer reasonably approved by Lender.  All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work.  If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense.  Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period:  (x) if prevented from doing so by any Governmental Authority or any limitation on access to third party property; (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law; or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work.  Borrower shall have the right to contest the need to perform such Remedial Work, provided that (1)  Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings; (2) neither the Real Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work; (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Real Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work; and (4)  Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as reasonably estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s failure to prevail in such contest.

(iv)

Borrower shall not install or permit to be installed on the Real Property any additional underground storage tanks not present on the Closing Date.

7.10

[Reserved].

7.11

Security Interests.  Borrower shall (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein; (b) comply with the requirements of all Applicable Laws in order to grant to Lender valid and perfected First Priority security interests in the Collateral, with perfection, in the case of any investment property, deposit account or letter of credit, being effected by giving Lender control of such investment property or deposit account or letter of credit, rather than by the filing of a UCC financing statement with respect to such investment property; and (c) do whatever Lender may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Lender’s representatives; keeping stock records; obtaining Collateral Access Agreement; and, paying claims which might, if unpaid, become a Lien on the Collateral.  Lender is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower’s signature appears thereon.

7.12

Account Control Agreements.  Borrower shall maintain at all times a valid and enforceable account control agreement with respect to the Collection Account and each other depository account of Borrower, in form and substance satisfactory to Lender in its reasonable discretion.

7.13

Additional Accommodation Pledgors.  Borrower shall cause any Person who acquires Equity Interests in Borrower to become an Accommodation Pledgor by entering into a Pledge Agreement.

7.14

Landlord and Warehouse Agreements.  Borrower shall, upon request, provide Lender with copies of all existing agreements entered into in connection with Borrower or the Property, and promptly after execution thereof provide Lender with copies of all future agreements, between Borrower and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral and obtain a Collateral Access Agreement with any such landlord, warehouseman, processor, shipper, bailee or other Person.

7.15

Licenses.  Borrower shall keep each License affecting any material Collateral or any other material properties and assets of Borrower in full force and effect; promptly notify Lender of any proposed modification to any such License, or entry into any new License, in each case at least thirty (30) days prior to its expiration date; pay all Royalties when due; and notify Lender of any default or breach asserted by any Person to have occurred under any License.

7.16

[Reserved].

7.17

Depository Accounts.  Borrower shall maintain its primary depository, checking and other accounts with Lender on or prior to the Closing Date or such later date as reasonably determined by Lender.

7.18

Expenses.  Borrower shall reimburse Lender upon receipt of notice for all Expenses.  Any Expenses due and payable by Borrower hereunder which are not paid within five (5) calendar days after demand shall accrue interest at the Default Rate and may be paid by Lender, in its sole discretion.  The obligations and liabilities of Borrower under this Section 7.18 shall survive the payment in full of the Obligations and the termination of this Agreement and the exercise by Lender of any of its rights or remedies under the Loan Documents.

7.19

Indemnity.  Borrower shall defend, indemnify and hold harmless Lender and each Lender Affiliate and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who controls Lender, its Lender Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including:  (i) any breach by Borrower or Sponsor of its obligations under, or any misrepresentation by Borrower or Sponsor contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided to any Indemnified Party by or on behalf of Borrower or Sponsor, or contained in any documentation approved by Borrower or Sponsor; (iv) possession of any Lien in any of the Collateral except for Permitted Liens; (v) any Environmental Release or the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from or affecting the Collateral or the Healthcare Facility; (vi) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Environmental Release or Hazardous Materials; (vii) any lawsuit brought or threatened, settlement reached, or government order relating to such Environmental Release or Hazardous Materials or any violation of Healthcare Laws; and (viii) any violation of the Environmental Laws which is based upon or in any way related to such Environmental Release or Hazardous Material or any violation of Healthcare Laws, including the reasonable fees and disbursements of legal counsel for Lender, including the reasonable charges of internal legal counsel, the reasonable fees and disbursements of environmental engineers and consultants, investigation and laboratory fees, response and remediation costs, court costs and litigation expenses; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party.  Any amounts payable to any Indemnified Party by reason of the application of this Section 7.19 shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid.  The obligations and liabilities of Borrower under this Section 7.19 shall survive the repayment of the Obligations, the termination of this Agreement and the exercise by Lender of any of its rights or remedies under the Loan Documents in any of the Collateral or otherwise.

7.20

Borrower Accounts.  Borrower each shall maintain the Collection Account with Lender with automatic debit of monthly payments due to Lender pursuant to both the Loan Documents until the Obligations have been repaid in full.

7.21

Property Management .  Borrower shall manage and, to the extent applicable operate, the Property in a first-class manner consistent with Applicable Laws and the preservation and protection of the Property as security for the Obligations.

7.22

Patriot Act Compliance.

(a)

Borrower shall (and shall cause Sponsor to) comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Sponsor and the Collateral, including those relating to money laundering and terrorism.  Lender shall have the right to audit each Credit Party’s compliance with the Patriot Act and all applicable requirements of any Governmental Authority having jurisdiction over any such Credit Party and the Collateral, including those relating to money laundering and terrorism.  In the event that Borrower or Sponsor fails to comply with the Patriot Act or any such requirements of any such Governmental Authority, then Lender may, at its option, cause Borrower or Sponsor to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be added to the Obligations, shall be secured by the Collateral and the other Loan Documents and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)

Neither Borrower nor Sponsor nor any officer, director, shareholder or partner in Borrower or Sponsor or member of such partner nor any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists; (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense; or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.

7.23

Healthcare Operations.

(a)

Borrower shall (and Borrower shall cause Sponsor to) comply  with any Healthcare Authorizations necessary under Healthcare Laws to carry on the business of Borrower as it is conducted on the Closing Date.

(b)

Borrower shall (and Borrower shall cause Sponsor to) comply with all Healthcare Authorizations and any other agreements necessary for Borrower’s ownership of the Real Property.

7.24

  Special Purpose Entity.  Borrower shall at all times be a Special Purpose Entity.  Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Entity.  A “Special Purpose Entity” shall have the meaning set forth on Schedule 7.24 hereto.

7.25

Title to the Real Property.  Borrower will warrant and defend the title to the Real Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

7.26

Right of First Refusal.  If at any time prior to the Scheduled Maturity Date receives from a third party (including a loan sponsored by the United States Department of Housing and Urban Development) an offer, term sheet or commitment, or any amendment thereto, or makes a proposal accepted by any Person (each, an “Offer”) which provides for any type of financing (other than equity financings which are not convertible into secured debt) to or for Borrower or otherwise with respect to the Collateral, Borrower shall immediately notify Lender of the Offer in writing (including all material terms of the Offer), and Lender shall have thirty (30) calendar days after receipt of such notice (the “Option Period”) to agree to provide similar financing in the place of such Person upon substantially the same terms and conditions (or terms more favorable to Borrower) as set forth in the Offer; provided, however, that such Option Period shall be tolled during any period that Lender has requested from Borrower, but not yet received, financial and other information reasonably needed by Lender to determine whether to accept the Offer.  Lender shall notify Borrower in writing of Lender’s acceptance of the Offer pursuant hereto (the “Offer Acceptance Notice”), in which case Borrower shall obtain such financing from Lender (or a Lender Affiliate designated by Lender) and shall not accept the Offer from such other Person.  If no Offer Acceptance Notice has been received from Lender within the Option Period, Borrower may consummate the Offer with the other Person on the terms and conditions set forth in the Offer (the “Offered Financing Transaction”); provided, however, that none of the foregoing or any failure by Lender to issue an Offer Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents.  If the Offered Financing Transaction is not closed on the terms set forth in the Offer or with the Person providing the Offer or during the one hundred twenty (120) calendar day period following the expiration of the Option Period, Borrower shall not be permitted to consummate the Transaction without again complying with this Section 7.26. The provisions of this Section 7.26 shall survive the payment in full of the Obligations and termination of this Agreement for a period of six months.

7.27

Notice of Condemnation.  Borrower, promptly, but in no event more than two (2) Business Days, upon obtaining knowledge of the institution of any proceeding for the condemnation or requisition of the Real Property or any portion thereof, shall notify Lender of the pendency of such proceeding.  Lender may participate in such proceeding, and Borrower from time to time shall deliver to Lender all instruments requested by Lender to permit such participation.

7.28

Prior Mortgages.  If the Mortgage, by its terms, is now, or at any time hereafter, becomes subject or subordinate to a prior mortgage, Borrower shall fully perform its obligations under such prior mortgage and shall not, without the consent of Lender, agree to the modification, amendment or extension of the terms or conditions of such prior mortgage.  Nothing contained in this Section is intended, nor shall it be deemed, to constitute consent by Lender to a subordination of the lien of the Mortgage.

7.29

Further Assurances.  Borrower shall  (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (b) upon Lender’s request therefor given from time to time pay for reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender.

7.30

Use of Proceeds.  Borrower agrees that the proceeds of the Loan shall be used by Borrower solely for:  (a) payment of a portion of the purchase price under the Purchase Agreement; (b) payment of transaction fees incurred in connection with this Agreement; and (c) funding of Reserves in accordance with Article III.

ARTICLE VIII. ÞÞÞ NEGATIVE COVENANTS

So long as the Loan or other Obligations hereunder shall remain unpaid or unsatisfied, Borrower covenants and agrees as follows:

8.1

Liens.  Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.

8.2

Investments.  Borrower shall not make any Investments except for Permitted Investments.

8.3

Indebtedness.  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except for Permitted Indebtedness.

8.4

Contingent Obligations.  Borrower shall not create, incur, assume or suffer to exist any Contingent Obligation, except for Permitted Contingent Obligations.

8.5

Loans.  Borrower shall not make any loans or other advances of money to any Person, except deposits with financial institutions permitted hereunder.

8.6

Fundamental Changes.  Borrower shall not (and Borrower not suffer or permit Sponsor to) merge, dissolve, liquidate, consolidate with or into another Person, or transfer of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

8.7

Asset Dispositions.  Borrower shall not make any Asset Disposition, except a Permitted Asset Disposition.

8.8

Distributions; Certain Other Payments.  Borrower shall not declare or make, directly or indirectly, any Distribution, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except for Tax Distributions so long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom.  Furthermore, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom, Borrower may make Distributions to its direct members or shareholders on the following terms and conditions:  (a) no Default or Event of Default could result from the payment of any Distributions; (b) prior to any Distribution, Borrower shall provide to Lender notice of a proposed Distribution and a calculation of pro forma covenant compliance after giving effect to such Distribution; and (c) Distributions shall not be made more frequently than once in any Fiscal Month.

8.9

Change in Nature of Business; Change to Organization Documents.  Borrower shall not (a) engage in any business activity not related to the ownership or operation of the Healthcare Facility or any business substantially related or incidental thereto; (b) amend any of its respective Organization Documents; (c) change its jurisdiction of formation or organization or its type or form of organization, e.g., corporation or limited liability company; or (d) change its name or identity (including trade name or names) without notifying Lender of such amendment or change in writing at least thirty (30) calendar days prior to the effective date thereof and, in the case of an amendment or change in business activity or type or form of organization, without first obtaining the prior written consent of Lender.  Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

8.10

Transactions with Affiliates.  Borrower shall not enter into any transaction of any kind with any of Borrower’s Affiliates, whether or not in the ordinary course of business, without the prior written consent of Lender, in its sole and absolute discretion.  Without limitation, Lender may condition any such approval on receipt of a subordination agreement relating to such transaction on terms as required by Lender in its sole and absolute discretion.

8.11

Burdensome Agreements.  Borrower shall not enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of Borrower to create, incur, assume or suffer to exist Liens on property of Borrower; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8.12

Zoning.  Borrower shall not initiate or consent to any zoning reclassification of any portion of the Real Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Real Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

8.13

No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of the Real Property (a) with any other real property constituting a tax lot separate from the Real Property; and (b) with any portion of the Real Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Real Property.

8.14

Use of Proceeds.  Borrower shall not use the proceeds of the Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Laws or any Loan Document.

8.15

Change of Control.  Borrower and Sponsor shall not cause or permit any Change of Control.

8.16

Dissolution and Transfers.  Borrower shall not (and shall cause Sponsor to not)  (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity; (b) solely with respect to Borrower, engage in any business activity not related to the ownership and operation of the Real Property; or (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Sponsor.

8.17

Leases; Assignments; Subordination.  Borrower shall not lease the Real Property or any part thereof without the prior written consent of Lender other than the Operating Lease.  Borrower shall faithfully keep, observe and satisfy all the obligations on the part of the lessor or lessee, as applicable, to be kept, performed and satisfied under every lease (including the Operating Lease and the Ground Lease) from time to time in force with reference to the Real Property, and shall not alter or terminate any such lease (including the Operating Lease and the Ground Lease), or any guarantee of such lease (including the Operating Lease and the Ground Lease), except in the ordinary course of business, or accept any rentals for more than one (1) month in advance (or, with respect to the Ground Lease, pay any rentals for more than one (1) month in advance).  Borrower shall submit to Lender for its review and prior written approval all draft agreements, related materials and all other information relating to all proposed leases of the Real Property (including the Operating Lease and the Ground Lease) or any portion thereof, all proposed lease modifications relating to the leases (including the Operating Lease and the Ground Lease), and all proposed renewals of such leases.  Borrower hereby assigns to Lender all rents and profits under any and all leases (including the Operating Lease) of the Real Property.  At any time on notice from Lender, Borrower shall submit to Lender for examination all such leases and on the demand of Lender, shall execute and deliver a separate instrument collaterally assigning any or all such leases, or the rents and profits thereof, in form satisfactory to Lender.  Lender shall have the right, by the execution of suitable written instruments from time to time, to subordinate the Mortgage, and the rights of Lender thereunder, to any lease or leases from time to time in force with reference to the Property, and, on the execution of any such instrument, the Mortgage shall be subordinate to the lease for which such subordination is applicable with the same force and effect as if such lease had been executed and delivered, and a notice thereof recorded to the extent required to give notice to third persons, prior to the execution, delivery and recording of the Mortgage.  Nothing contained in this Section is intended, nor shall it be deemed, to constitute consent by Lender to a subordination of the lien of the Mortgage.

8.18

Indebtedness Cancellation.  Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

8.19

Certain Accounting Changes.  Borrower shall not (and shall cause Sponsor to not) (a) change its Fiscal Year end; or (b) make any change in its accounting treatment and reporting practices except as required or permitted by GAAP.

8.20

Healthcare Matters.  Borrower shall not be a “covered entity” or “business associate” as either such term is defined under HIPAA/HITECH.  Borrower shall not be a party to any participation agreements with Third-Party Payors.  Borrower shall not be required to be qualified for participation in the Government Reimbursement Programs with respect to the Healthcare Facility.  Borrower shall not (and shall cause Sponsor to not) take actions that could jeopardize participation in any Government Reimbursement Program or related contracts or otherwise could reasonably be expected to have a Material Adverse Effect on the Healthcare Facility or Operator.

8.21

Principal Place of Business; Location of Collateral.  Borrower shall not change its principal place of business, its chief executive office or the location of any of the Collateral without first giving Lender thirty (30) calendar days’ prior notice.

8.22

ERISA.

(a)

Borrower shall (and shall cause Sponsor to) not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)

Borrower shall (and shall cause Sponsor to) not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(c)

Borrower shall (and shall cause Sponsor to) deliver to Lender such certifications or other evidence from time to time, as requested by Lender in its sole discretion, that (i)  Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) neither Credit Party is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) no assets of the Credit Parties constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

8.23

[Reserved].

8.24

Property Management.  Borrower shall not place responsibility for the control, care, management or repair of the Property upon Lender, or make Lender responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property. Borrower shall not enter into any service, maintenance, repair or property management contracts affecting the Real Property.

8.25

Restrictive Agreements.  Borrower shall not enter into any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 8.25 hereto; (b) a Restrictive Agreement relating to secured Permitted Indebtedness, if such restrictions apply only to the collateral for such Permitted Indebtedness; and (c) customary provisions in leases and other contracts restricting assignment thereof or Liens in the assets or real property covered thereby.

8.26

IRS Form 8821.  Borrower shall (and shall cause Sponsor to) not alter, amend, restate, or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed pursuant to Section 5.2.

8.27

Conduct of Business.  Borrower shall not engage in any business, other than the ownership or operation, as the case may be, of the Healthcare Facility as conducted on the Closing Date and any activities incidental thereto or otherwise reasonably related thereto.

8.28

Federal Employer Identification Number.  Borrower shall not change its federal employer identification number.

ARTICLE IX.   FINANCIAL COVENANTS

9.1

Fixed Charge Coverage Ratio.  Borrower shall not permit the Fixed Charge Coverage Ratio, as of the last day of each Fiscal Month commencing June 30, 2014, calculated for each Test Period ending on such date, to be less than 1.25 to 1.0.

9.2

Operator EBITDA.  Borrower hereby agrees that it shall be an Event of Default hereunder if, as of the last day of any fiscal year of Operator commencing with the fiscal year ending December 31, 2014, the Operator EBITDA is less than $2,800,000.

ARTICLE X.   NOTICES AND REPORTING

10.1

Notices.  All notices, consents, approvals and requests required or permitted under this Agreement or any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or, with respect to routine or administrative notices by electronic mail, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:	Capital One, National Association Commercial & Specialty Finance 4445 Willard Avenue, 6th Floor Chevy Chase, MD 20815 Attn: Portfolio Manager Healthcare Real Estate
with a copy to:	Dickstein Shapiro LLP 1825 Eye Street, NW Washington, DC 20006 Attn: Jason R. Eig, Esq. Telecopier: (202) 330-5607
If to Borrower:	c/o Global Medical REIT Inc. 7272 Wisconsin Avenue, Suite 340 Bethesda, MD 20814 Attn: David Young E-mail: DavidY@GlobalMedicalREIT.com
with a copy to:	Bradley Arant Boult Cummings LLP Roundabout Plaza 1600 Division Street Suite 700 Nashville, Tennessee 37203 Attn: Ann Peldo Cargile Telecopier: (615) 252-6373

A Notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or, in the case of electronic mail, at the time of delivery.

10.2

Notice of Litigation and Other Matters.  Borrower shall promptly, and in any event within three (3) Business Days after any Credit Party or any Authorized Officer of such Credit Party obtains knowledge thereof, provide telephonic and written Notice to Lender of:

(a)

the commencement of all litigation, proceedings and investigations, including those by or before any Governmental Authority, and all actions and proceedings in any court or before any arbitrator against or involving Borrower or Sponsor or any of its properties, assets or businesses, which could reasonably be expected to have a Material Adverse Effect;

(b)

any notice of any violation received by Borrower or Sponsor from any Governmental Authority including any notice of violation of Healthcare Laws or Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(c)

any labor controversy that has resulted in, or threatens to result in, a strike or other work stoppage against Borrower or Sponsor;

(d)

any attachment, judgment, lien, levy or order exceeding One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate, that may be assessed against Borrower, excluding judgments that are fully covered by insurance;

(e)

the occurrence of any “reportable event” (as defined in ERISA) which might result in the termination by the PBGC of any employee benefit plan (“Plan”) covering any officers or employees of any Credit Party, any benefits of which are, or are required to be, guaranteed by the PBGC (i) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; or (ii) its intention to terminate or withdraw from any Plan;

(f)

the occurrence of any Default or Event of Default;

(g)

(i) any default under or termination of a Material Contract; or (ii) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect;

(h)

any material Environmental Release by any Credit Party or on any property owned, leased or occupied by a Credit Party; or receipt of any Environmental Notice;

(i)

the discharge of or any withdrawal or resignation by Borrower’s or Sponsor’s certified independent accountants;

(j)

any other material adverse change in the business, property, assets, operations or condition, financial or otherwise, of any Credit Party, Property Manager, or Operator Party;

(k)

promptly after any material property owned or used by Borrower is (i) materially damaged or destroyed, or suffers any other material loss; or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral not covered by insurance equals or exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) (collectively, a “Casualty Loss”);

(l)

(i) the receipt of any notice or request from any Governmental Authority or Government Reimbursement Program regarding any liability or claim of liability; (ii) any pending, threatened or actual investigation or survey of Borrower, Sponsor or their directors, officers or managing employees by any Government Reimbursement Program, or any nongovernmental payor programs; (iii) Borrower or Sponsor becoming a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services; (iv) Borrower or Sponsor becoming subject to reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority; (v) Borrower or Sponsor becoming the subject of any government payor program investigation conducted by any federal or state enforcement agency; (vi) Borrower or Sponsor becoming a defendant in any qui tam/False Claims Act litigation; (vii) Borrower or Sponsor being served with or received any search warrant, subpoena, civil investigative demand or contact letter by or from any federal or state enforcement agency relating to an investigation; (viii) Borrower or Sponsor becoming subject to any written complaint filed with or submitted to any Governmental Authority having jurisdiction over Borrower or Sponsor or filed with or submitted to Borrower or Sponsor pursuant to their policies relating to the filing or submissions of such types of complaints, from employees, independent contractors, vendors, physicians, or any other Person that would indicate that Borrower or Sponsor has violated any Law; or

(m)

Borrower shall, by the tenth (10th) day of each calendar month (but the twentieth (20th) day of each calendar month for operating surveys), to the extent permitted under applicable laws, provide copies of all cost reports, operating surveys, rate reports, rate computation reports, licensing reports, deficiency notices, recoupment orders or similar reports from any Government Reimbursement Program, together with true and correct copies thereof, received for the prior calendar month; provided, however, that any Citation shall be provided to Lender within one (1) Business Day after the receipt thereof.  Notwithstanding the above provisions of this paragraph, upon the occurrence of an Event of Default, without limitation on any other rights or remedies, Lender may require delivery of all such reports and other items upon receipt or at such other times as Lender designates.

10.3

Financial Statements, Compliance Certificates and Projections.

(a)

Monthly.

(i)

As soon as available, but in no event later than thirty (30) calendar days after each Fiscal Month, Borrower shall (A) cause Sponsor to deliver to Lender consolidating financial statements of Sponsor and its Subsidiaries for such Fiscal Month (excluding the Fiscal Month ending on December 31st) certified by an Authorized Officer of Sponsor, which consolidating financial statements shall include the consolidated and consolidating balance sheet of Sponsor and its Subsidiaries at the end of each such month and the consolidating statement of income, statement of retained earnings and statement of cash flows for such month, all of which shall be in reasonable detail and prepared in accordance with GAAP and (B) deliver to Lender internally prepared financial statements of Borrower for such Fiscal Quarter certified by an Authorized Officer of Borrower, which financial statements shall include the balance sheet of Borrower at the end of each such Fiscal Month and the statement of income.

(ii)

Contemporaneously with delivery of financial statements referred to in clause (i) above, Borrower shall deliver to Lender:  (A) a Compliance Certificate executed by an Authorized Officer; and (B) evidence satisfactory to Lender that all federal and state taxes to the extent such federal and state taxes are due, if any, have been paid in full, including, without limitation, payroll taxes.

(b)

Annually.

(i)

As soon as available and in any event within one hundred twenty (120) calendar days after the end of each Fiscal Year, Borrower shall deliver to Lender:  (A) the consolidated and consolidating balance sheet of Sponsor and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year; and (B) a report with respect to the financial statements of Sponsor from a recognized firm of certified public accountants selected by Borrower and reasonably acceptable to Lender, which report shall be issued pursuant to an audit prepared by such firm of certified public accountants in conformity with GAAP and shall be certified by an Authorized Officer of Sponsor.

(ii)

No later than the end of each Fiscal Year, Borrower shall deliver to Lender consolidated and consolidating month by month projected operating budgets, annual projections, balance sheets, and statements of income for Borrower for the upcoming Fiscal Year, prepared in accordance with GAAP.

(c)

Borrower shall deliver to Lender; (i) as soon as available (or at such greater frequency if provided by Operator), but in no event later than thirty (30) calendar days after the end of each fiscal year of Operator, the balance sheet of Operator as at the end of such fiscal year and the related statements of income, stockholders’ equity and cash flow for such fiscal year; (ii) as soon as available and, provided Operator Parent is subject to or otherwise voluntarily complies with the Exchange Act reporting requirements, in any event within ninety (90) calendar days after the end of each fiscal year of Operator Parent (or earlier if required by Applicable Law); (A) the consolidated and consolidating balance sheet of Operator Parties as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such fiscal year; and (B) a report with respect to the financial statements from a recognized firm of certified public accountants selected by Operator, which report shall be issued by such firm of certified public accountants in conformity with GAAP; and (iii) as soon as available, but in no event later than three (3) calendar days after receipt or dispatch thereof, each notice or document delivered to or given by Borrower or Property Manager related or pursuant to the Operating Lease, the related guaranty, or the Ground Lease.

10.4

Other Reports.

(a)

Promptly upon receipt thereof, copies of all material reports, if any, submitted to any Credit Party, its Board of Directors or members by its independent public accountants in connection with their auditing function, including any management report and any management responses thereto; and

(b)

Such other financial reports and other information regarding the operations, business affairs and financial condition of Borrower, Sponsor or, to the extent permitted by the Operating Lease, the Operator Parties, as Lender may reasonably request.

10.5

Accuracy of Information.  All written information, reports, statements and other papers and data furnished by or on behalf of Borrower and Sponsor to Lender (other than financial forecasts and information prepared by third parties and required to be delivered to Lender by this Agreement) whether pursuant to this Article X or any other provision of this Agreement, or any of the Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects.

ARTICLE XI.   DEFAULTS AND REMEDIES

11.1

Events of Default.  An “Event of Default” shall exist under this Agreement if any of the following shall occur:

(a)

Payment.  If Borrower fails to make any payment of principal or interest (or an Early Termination Fee) owing to Lender or any Lender Affiliates in respect to the Loan and the other Obligations on the date such payment is due and payable;

(b)

Other Obligations.  If Borrower fails to make any other payment of fees, Expenses or other monetary obligations owing to Lender or any Lender Affiliate arising out of or incurred in connection with this Agreement and the other Loan Documents on the date any such payment is due and payable;

(c)

Covenants.  If Borrower shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in this Agreement, particularly including, without limitation, those set forth in Section 3.6, Articles 7, 8, 9 and 10, or those set forth in any other Loan Document, and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Section, Article or other Loan Document; provided that, with respect to the affirmative covenants set forth in Article VII (other than Sections 7.1, 7.2, 7.5 and 7.8, for which there shall be no cure period), there shall be a fifteen calendar day cure period commencing from the earlier of (i) receipt by such Person of written notice of such breach, default, violation or failure; and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

(d)

Representations, Warranties and Information.  If any representation or warranty made, or financial or other information provided, by Borrower or Sponsor in this Agreement and any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document provided by Borrower or Sponsor in connection with this Agreement or any other Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made or the financial or other information was provided;

(e)

Uninsured Loss.  If there shall occur an uninsured damage to or loss, theft or destruction in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate with respect to the Collateral or other properties and assets of Borrower;

(f)

Insolvency Proceedings.  If a receiver, liquidator or trustee shall be appointed for Borrower or Sponsor or Operator Party; or Borrower or Sponsor or Operator Party shall be adjudicated a bankrupt or insolvent under any Debtor Relief Law; or any Insolvency Proceeding, shall be filed by or against, consented to, or acquiesced in by, Borrower or Sponsor or Operator Party, as the case may be; provided, however, if such appointment, adjudication, or Insolvency Proceeding was involuntary and not consented to by Borrower or Sponsor or Operator Party, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) calendar days;

(g)

Other Indebtedness.  If (i) Borrower shall default beyond any grace period in the payment of principal or interest of any Indebtedness in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate to any Person other than Lender or a Lender Affiliate; or (ii) Borrower otherwise defaults under the terms of any such Indebtedness if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of Borrower’s obligations, which are the subject thereof, prior to the Scheduled Maturity Date or prior to the regularly scheduled date of payment;

(h)

[Reserved];

(i)

Liens.  If any Lien in favor of Lender shall cease to be a valid, enforceable First Priority Lien, or if Borrower, Sponsor or any Governmental Authority shall assert the foregoing;

(j)

[Reserved];

(k)

Criminal Proceedings.  If any criminal proceeding is instituted against Borrower, Sponsor or any Authorized Officer that has or would have a Material Adverse Effect, or the indictment of Borrower, Sponsor, or, to the extent such an indictment has or would have a Material Adverse Effect, any other Authorized Officer for any crime other than vehicle tickets and misdemeanors not punishable by jail terms;

(l)

Investigations.  If any indication or evidence received by Lender reasonably leads it to believe Borrower, Sponsor, Property Manager or any Authorized Officer may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any material property of Borrower, Sponsor or Property Manager to any Governmental Authority;

(m)

Property Management Agreement.  If a default or event of default shall occur under the Management Agreement that has not been cured within the time period set forth therein;

(n)

Operating Lease; Ground Lease.  If a default or event of default shall occur under the Operating Lease or Ground Lease that has not been cured within the time period set forth therein;

(o)

Change of Control.  If any Change of Control shall occur;

(p)

Judgments.  If any final judgment for the payment of money in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate (i) which is not fully and unconditionally covered by insurance; or (ii) for which Borrower has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Borrower and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal;

(q)

Execution Process.  If any Person shall issue any execution or distraint process against the Collateral or any other property of Borrower and such execution or distraint shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal;

(r)

Termination of Business.  If Borrower ceases any material portion of its business operations as presently conducted;

(s)

Pension Benefits.  If Borrower or Sponsor fails to comply with ERISA so that proceedings are commenced to appoint a trustee under ERISA to administer any employee plans or the PBGC institutes proceedings to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim or a “reportable event” as defined under ERISA occurs;

(t)

Material Adverse Change.  If any material adverse change occurs in the Collateral, business, property, assets, operations or condition, financial or otherwise of Borrower, Sponsor or Operator Party, as determined by Lender in its reasonable discretion, or the occurrence of any other event which, in Lender’s reasonable discretion, has or would have a Material Adverse Effect;

(u)

[Reserved] ;

(v)

Post Closing Items.  If Borrower or Sponsor shall fail to deliver or satisfy any of the post-closing items set forth on Schedule 11.1 hereto within the time periods set forth on such Schedule 11.1;

(w)

[Reserved];

(x)

Policies.  If any of the Policies are not kept in full force and effect, or are not delivered to Lender upon Lender’s written request;

(y)

Improvements.  Except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

(z)

Collateral.  If any of the Collateral is attached or seized by any other party, and such attachment or seizure continues for a period of more than five (5) Business Days; or

11.2

Remedies.

(a)

Acceleration.  Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) of Section 11.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents, or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Real Property; including declaring the Obligations to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) of Section 11.1, the Obligations (including unpaid interest, Default Rate interest, Late Payment Charges and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

(b)

Remedies Cumulative.  Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Sponsor under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing; (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule; and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Real Property, the Real Property has been sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Real Property for the satisfaction of any of the Obligations in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Real Property or any part thereof, in its discretion.

(c)

Severance.  Lender shall have the right from time to time to sever the Promissory Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

(d)

Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Real Property, the Rents, the Cash Management Accounts or any other collateral.

(e)

Lender’s Right to Perform.  If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

11.3

Application of Payments After Exercise of Remedies.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies by Lender pursuant to Section 11.2 (or after the Loan (with accrued interest thereon) and all other Obligations under the Loan Documents shall have automatically become due and payable in accordance with the terms of such Section 11.2), all amounts collected or received by Lender on account of the Obligations or any other amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be applied as follows (and Borrower irrevocably waives the right to direct the application of any such amounts in any other manner):

(a)

FIRST, to the payment of all fees, costs and Expenses (including the reasonable fees and disbursements of legal counsel for Lender, and the reasonable charges of internal legal counsel) of Lender in connection with enforcing the rights of Lender under the Loan Documents;

(b)

SECOND, to the payment of all of the other Obligations in such order or preference as Lender may determine in its sole discretion;

(c)

THIRD, to all other Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” and “SECOND” above; and

(d)

FOURTH, to the payment of the surplus, if any, to Borrower or whoever else may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided above until exhausted prior to application to the next succeeding category.

11.4

Rights to Appoint Receiver.  Without limiting and in addition to any other rights, options and remedies Lender has under this Agreement, the other Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default under Section 11.1(a), Section 11.1(f) or Section 11.1(g) or the acceleration of the Loan pursuant to Section 11.2, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect, preserve, sell or dispose the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.  BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF RECEIVER AS PROVIDED ABOVE.  BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL; (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY LENDER IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; and (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING LENDER TO MAKE THE LOAN; and (III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH LENDER IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL, THE HEALTHCARE FACILITY OR ANY OTHER PROPERTY OF BORROWER.

11.5

Assistance and Cooperation.  Borrower agrees to assist and cooperate with Lender, and take any action which Lender may reasonably request or require of Borrower, in order to enable Lender to obtain and enjoy the full rights and benefits granted to Lender by Borrower and Sponsor under this Agreement and the other Loan Documents, including specifically, at the cost and expense of Borrower, the use of their best efforts to assist in obtaining approval of any Governmental Authority for any transaction or action contemplated thereunder which is necessary under any Law or Contractual Obligation, and specifically, without limitation, the preparation, execution and filing with any such Person of any application for consent to assignment of Governmental Authorizations or otherwise.

11.6

License.  Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Borrower’s rights and interests under Intellectual Property shall inure to Lender’s benefit.

11.7

Injunctive Relief.  Borrower acknowledges and agrees that if Borrower fails to perform any covenant or obligation contained herein or under any of the other Loan Documents, Lender may have no adequate remedy in monetary damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment or order compelling performance), against such non-performance.  Lender shall not be deemed to have waived any other legal or equitable remedies under this Agreement, the other Loan Documents or at law if Lender shall seek injunctive relief under this Section 11.7.  Borrower waives any requirement for the posting of a bond or other security by Lender in connection with any such injunctive relief.

ARTICLE XII.   SALE OF LOAN; SECONDARY MARKET TRANSACTIONS

12.1

Sale of Loan.  Lender shall have the right at any time and from time to time (a) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors; or (b) to sell participation interests in the Loan to one or more investors.  In connection with any such sale, transfer or participation of the Loan or any portion thereof, Borrower shall, at Borrower’s expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in consummating any such sale, transfer or participation.  All information regarding Borrower, Sponsor, or the Collateral may be furnished, without liability to Lender, to any prospective purchaser or participant in the Loan.  All documents, financial statements, appraisals and other data relevant to Borrower, Sponsor or the Loan may be exhibited to and retained by any such purchaser or participant in its files.

12.2

Secondary Market Transactions.  Lender shall have the right at any time and from time to time to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Promissory Note and the Collateral Documents (each such securitization is referred to herein as a “Secondary Market Transaction”).  In connection with any such Secondary Market Transaction, Borrower shall, at Borrower’s reasonable expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions.  All information regarding Borrower, Sponsor or the Real Property may be furnished, without liability to Lender, to any Person deemed necessary by Lender in connection with such Secondary Market Transaction.  All documents, financial statements, appraisals and other data relevant to Borrower, Sponsor or the Loan may be exhibited to and retained by any such Person.

ARTICLE XIII. ÞÞÞ EFFECTIVE DATE AND TERMINATION

13.1

Effective Date and Termination.  This Agreement shall become effective on the Closing Date and shall continue in full force and effect until the Scheduled Maturity Date.  Borrower may terminate this Agreement with at least thirty (30) Business Days’ prior written notice thereof to Lender, upon (a) the payment in full of the outstanding Loan, together with accrued and unpaid interest thereon; (b) the payment in full of the Early Termination Fee; and (c) the payment in full of all fees, Expenses and other Obligations together with accrued and unpaid interest thereon; provided, however, that, notwithstanding any other provision of any Loan Document, Borrower shall have no right to terminate this Agreement until after the second anniversary of the Closing Date.

13.2

Effect of Termination.  The termination of this Agreement shall not affect any Credit Party’s, Lender’s or any Lender Affiliate’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated.  Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations shall have been paid in full in immediately available funds.

13.3

Survival.  All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loan and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash.  The obligations and provisions of Sections 7.18, 7.19, 7.26, 13.3, 14.2, 14.6, 14.7, 14.12, 14.14, 14.15 and 14.22 shall survive the termination of this Agreement and the other Loan Documents and any payment, in full or in part, of the Obligations.

ARTICLE XIV.   MISCELLANEOUS

14.1

[Reserved.]

14.2

Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Lance Healy of FourBridges Capital Advisors, LLC (“Broker”) whose fees shall be paid by Borrower pursuant to a separate agreement.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including the reasonable fees and disbursements of legal counsel for Lender, including the reasonable charges of internal legal counsel, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.  The provisions of this Section 14.2 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

14.3

Lender’s Discretion.  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall be in the sole and absolute discretion of Lender (unless another standard is specified herein, in which event such other standard shall be applicable) and shall be final and conclusive.

14.4

Governing Law.

(a)

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF LENDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT LENDER DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY FORECLOSURE OR RECEIVERSHIP ACTION.  BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AT 111 EIGHTH AVENUE, NEW YORK, NY  10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER; (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN THE STATE OF NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS); and (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN THE STATE OF NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

14.5

Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

14.6

Trial by Jury.  BORROWER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 14.6 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

14.7

Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, Borrower agrees not to assert, and hereby waive, in any legal action or other proceeding, any claim against Lender or any Lender Affiliate, on any theory of liability, for special, indirect, consequential, special, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.

14.8

Headings/Exhibits.  The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

14.9

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.10

Preferences.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness.  To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Indebtedness.

14.11

Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to Applicable Laws, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

14.12

Remedies of Borrower.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its respective agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Borrower specifically waives any claim against Lender and its respective agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.

14.13

Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

14.14

Offsets, Counterclaims and Defenses.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

14.15

Publicity.  Borrower shall (and shall cause Sponsor to) not, whether now or in the future issue, any press releases or other public disclosure using the name “Capital One” or its Lender Affiliates or referring to this Agreement or the other Loan Documents without at least five (5) Business Days’ prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) Borrower or Sponsor is required to do so under Law and then, in any event, Borrower will consult with Lender before issuing such press release or other public disclosure.  Borrower, on behalf of itself and Sponsor, expressly consents to and authorizes the publication by Lender of a summary description of the transaction(s) contemplated by this Agreement in any format (including tombstones, deal listings or similar advertising materials), which may be published in one or more of financial or other industry periodicals, newspapers, reporting services, trade organizations, written promotional materials, web site, or otherwise.  In addition, Borrower, on behalf of itself and Sponsor, expressly consents to and authorizes Lender to provide to financial or other industry periodicals, newspapers, reporting services or trade organizations information necessary and customary for inclusion of the transaction(s) in league table measurements, including the aggregate dollar value of the transaction.

14.16

No Usury.  Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 14.16 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Promissory Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Obligations, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid principal amount of the Obligations (or, if the Obligations have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

14.17

Conflict; Construction of Documents.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

14.18

No Third Party Beneficiaries.  The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

14.19

Assignment.  The Loan, the Promissory Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise, including, without limitation to any Federal Reserve Bank in accordance with Applicable Law.  Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender.  Neither Borrower nor any Sponsor may assign its rights, title, interests or obligations under this Agreement or under any of the other Loan Documents.

14.20

Set-Off.  Without limiting and in addition to any other rights, options and remedies Lender has under this Agreement, the other Loan Documents, the UCC, at law or in equity, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Lender Affiliate to or for the credit or the account of Borrower.  Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

14.21

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile machine, portable document format (“PDF”) or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement.  The effectiveness of any such documents and signatures shall, subject to Applicable Laws, have the same force and effect as manually signed originals and shall be binding on Borrower and Lender.  Lender may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.  No party may raise the use of a telecopier, facsimile machine, PDF or other electronic means, or the fact that any signature was transmitted through the use of a telecopier, facsimile machine, PDF or other electronic means, as a defense to the enforcement of this Agreement.

14.22

Release of Claims.  Borrower, on behalf of itself and Sponsor, does hereby (a) waive any claim in tort, contract or otherwise which Borrower or Sponsor may have against Lender or any of its Affiliates or their officers, directors, agents, or employees (collectively, “Lender Agents”) which may arise out of the relationship between Borrower and any such Person prior to the Closing Date; and (b) absolutely and unconditionally releases and discharges Lender, each of its Affiliates and the Lender Agents from any and all claims, causes of action, losses, damages or expenses which may arise out of any relationship between it and Lender, any such Affiliate or the Lender Agents which Borrower or such other Credit Party may have as of the Closing Date.  Borrower, on behalf of itself and Sponsor, acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its legal counsel.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER: GMR OMAHA, LLC, a Delaware limited liability company By: Global Medical REIT Inc., a Maryland corporation, its Manager By: /s/ David Young Name: David Young Title: Chief Executive Officer

LENDER: CAPITAL ONE, NATIONAL ASSOCIATION By: /s/ Todd Gordon Name: Todd Gordon Title: Managing Director

SIGNATURE PAGE
TERM LOAN AGREEMENT

Schedule 1

Permitted Investments

None.

Permitted Liens

None.

Schedule 2.3

Amortization Payment

Schedule 5.2

Existing Obligations

None.

Schedule 6

Exceptions to Representations and Warranties

None.

Schedule 6.19

Holders of Equity Interests of Borrower

Global Medical REIT Inc.

Holders of Equity Interests of Sponsor

Heng Fai Enterprises, Ltd.

Schedule 6.22

Environmental Condition of the Property

None.

Schedule 6.32

Federal Employer Identification Number of Borrower

46-4757266

Schedule 7.24

Special Purpose Entity

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, a Rating Agency confirmation from each of the applicable Rating Agencies approved by Administrative Agent:

(a)

is and shall be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Real Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Real Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b)

has not engaged and shall not engage in any business unrelated to the acquisition, development, ownership, management or operation of the Real Property;

(c)

has not owned and shall not own any real property other than the Real Property;

(d)

does not have, shall not have and at no time had any assets other than the Real Property and personal property necessary or incidental to its ownership and operation of the Real Property;

(e)

has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (i) any dissolution, winding up, liquidation, consolidation or merger; or (ii) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents;

(f)

shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

(g)

has not and shall not (and, has and shall have a limited liability agreement or an operating agreement, as applicable, that, in each case, provide that such entity shall not) (i) dissolve, merge, liquidate, consolidate; (ii) sell all or substantially all of its assets; or (iii) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender;

(h)

has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, in each case, to the extent there is sufficient cash flow from the Real Property to do so;

(i)

has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(j)

has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is permitted to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is permitted by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated Federal income tax return with any other corporation, except to the extent that it is permitted by law to file consolidated tax returns;

(k)

has maintained and shall maintain its own resolutions and agreements;

(l)

has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(m)

has held and shall hold its assets in its own name;

(n)

has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(o)

(i) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (ii) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (iii) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates, provided that any such consolidated financial statement contains a note indicating that Borrower’s separate assets and credit are not available to pay the debts of such Affiliate and that Borrower’s liabilities do not constitute obligations of the consolidated entity;

(p)

has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(q)

has observed and shall observe all limited liability company formalities in all material respects, as applicable;

(r)

has had and shall have no Indebtedness other than (i) the Loan; (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Real Property and the routine administration of Borrower, in amounts not to exceed two percent (2%) of the outstanding principal amount of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances; and (iii) such other liabilities that are permitted pursuant to this Agreement;

(s)

has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

(t)

has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(u)

has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(v)

has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being Borrower’s agent;

(w)

has not pledged and shall not pledge its assets to or for the benefit of any other Person other than with respect to Loan secured by the Real Property and no such pledge remains outstanding except to Lender to secure the Loan;

(x)

has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person,

2

(y)

has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(z)

has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(aa)

has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(bb)

other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(cc)

has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Obligations and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Obligations;

(dd)

if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

(ee)

has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(ff)

has not formed, acquired or held and shall not form, acquire or hold any Subsidiary;

(gg)

is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(hh)

has paid all taxes which it owes and is not currently involved in any dispute with any taxing authority; and

(ii)

has no material contingent or actual obligations not related to the Real Property.

3

Schedule 8.25

Restrictive Agreements

None.

Schedule 11.1

Post-Closing Items

1.

Within five (5) days of the Closing Date, Borrower shall provide evidence to Lender, satisfactory to Lender in all respects, that Borrower has provided Ground Landlord notice of a mortgagee pursuant to Section 6.1.1 of the Ground Lease.

2.

For a period of ninety (90) days from and after the Closing Date, Borrower shall use commercially reasonable efforts to obtain umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $3,000,000 in the aggregate for any policy year; together with at least $10,000,000 excess and/or umbrella liability insurance for any and all claims.  Nothing herein shall limit the other express obligations set forth in Section 7.5 of this Agreement.